UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20529
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
Exchange Act of 1934 (Amendment No. )
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Filed by a Party other than the Registrant ☐
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☑ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12
ZIX CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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1)	Title of each class of securities to which transaction applies:

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☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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4)	Date Filed:

ZIX CORPORATION
2711 North Haskell Avenue
Suite 2200, LB 36
Dallas, Texas 75204-2960
March  , 2006
Dear Fellow Shareholders:
     It is my pleasure to invite you to the annual meeting of shareholders of Zix Corporation to be held on April 27, 2006. The accompanying Notice of Annual Meeting of Shareholders and Proxy Statement describe the items of business that will be discussed and voted upon during the meeting.
     At the annual meeting, you will be asked to approve proposals to elect members of our Board of Directors, adopt a new stock option plan for our directors and increase the number of shares available for grant under an existing stock compensation plan. In addition to these proposals, one of the proposals included in the attached Proxy Statement describes in detail a proposal that would enable us to issue additional shares of our common stock in connection with a private placement in which we issued $20.0 million principal amount of convertible notes and related stock purchase warrants to two investors in November 2004. Due to certain Nasdaq limitations, the number of shares of our common stock that we are allowed to issue as a result of this transaction is capped at approximately 6.2 million shares, or 19.9% of the number of shares of our common stock outstanding immediately prior to entering into the transaction (the “Share Cap”). In accordance with the terms of the transaction documents, we are seeking shareholder approval of the potential issuance of shares in connection with the convertible notes transaction in excess of the Share Cap.
     Each shareholder should take the time to review the attached Proxy Statement and to complete and return the enclosed proxy card. Your vote is important, no matter how many shares you own. Please vote today.
     Thank you very much for your prompt attention to these important matters.

RICHARD D. SPURR
Chairman, Chief Executive Officer and President

ZIX CORPORATION
2711 North Haskell Avenue
Suite 2200, LB 36
Dallas, Texas 75204-2960
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held Thursday, April 27, 2006
     We will hold this year’s annual shareholders’ meeting on Thursday, April 27, 2006, at 10:00 a.m. (registration to begin at 9:30 a.m.), Central Time. We will hold the meeting at Cityplace Conference Center, Houston Room, 2711 North Haskell Avenue, Dallas, Texas 75204. At the meeting, we will ask you to consider and vote on the following proposals:
•	a proposal to elect Robert C. Hausmann, Charles N. Kahn III, James S. Marston, Antonio R. Sanchez III, Paul E. Schlosberg, Richard D. Spurr and Dr. Ben G. Streetman as members of our Board of Directors;

•	a proposal to approve the adoption of the Zix Corporation 2006 Directors’ Stock Option Plan;

•	a proposal to amend the Zix Corporation 2005 Stock Compensation Plan to increase the number of shares of our common stock available for grant under such plan by 500,000 shares;

•	a proposal to approve the issuance of shares of our common stock in excess of the Share Cap in connection with the Convertible Notes Transaction originally entered into in November 2004, as further described in the accompanying Proxy Statement; and

•	such other matters as may be properly brought before the meeting or any adjournment thereof.
     If you held shares of our common stock at the close of business on March 6, 2006, the record date for the meeting, you are entitled to notice of the meeting or any adjournment thereof. All holders of our common stock as of the record date are entitled to vote on the proposals relating to the election of members of our Board of Directors, adoption of our proposed 2006 Directors’ Stock Option Plan and amendment to our 2005 Stock Compensation Plan, as well as any other matters that are properly brought before the meeting. Holders of shares of our common stock as of the record date (other than shares of our common stock that are held by the Investors (as defined in the accompanying Proxy Statement) and their affiliates as a result of the Convertible Notes Transaction, as described in the accompanying Proxy Statement) are entitled to vote on the removal of the Share Cap relating to, and the potential issuance of shares in excess of the Share Cap pursuant to, the Convertible Notes Transaction. The stock transfer books will not be closed.
     We would like you to attend the meeting in person but understand that you may not be able to do so. For your convenience, and to ensure that your shares are represented and voted according to your wishes, we have enclosed a proxy card for you to use. Please vote, sign and date the proxy card and return it to us as soon as possible in the enclosed postage-paid envelope. If you attend the meeting in person, you may revoke your proxy and vote in person. We look forward to hearing from you.

By Order of the Board of Directors,

RONALD A. WOESSNER
Senior Vice President, General Counsel &
Secretary

Dallas, Texas
March , 2006
YOUR VOTE IS IMPORTANT.
PLEASE VOTE EARLY EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING.

Questions and Answers
     Although we encourage you to read this Proxy Statement in its entirety, we include this Question and Answer section to provide some background information and brief answers to several questions you might have about the enclosed proposals. In this Proxy Statement, we refer to Zix Corporation as the “Company,” “Zix,” “ZixCorp,” “we,” “our,” and “us.”
Q. Why did I receive this Proxy Statement?
A. On or about March  , 2006, we began mailing this Proxy Statement and accompanying proxy card to everyone who was a holder of our shares of common stock on the record date for our annual shareholders’ meeting (the “Annual Meeting”), which is the close of business on March 6, 2006. We prepared this Proxy Statement to let our shareholders know when and where we will hold our Annual Meeting. This Proxy Statement:
•	provides you with information about the proposals that will be discussed and voted on at the Annual Meeting; and

•	provides you with updated information about our company.
Q. What will occur at the Annual Meeting?
A. First, we will determine whether enough shareholders are present at the Annual Meeting to conduct business. A shareholder will be deemed “present” at the Annual Meeting if the shareholder:
•	is present in person; or

•	is not present in person but has voted by proxy card prior to the Annual Meeting.
     Except as otherwise described in this Proxy Statement, all holders of our common stock of record at the close of business on March 6, 2006, the record date, will be entitled to vote on matters presented at the Annual Meeting or any adjournment thereof. As of the record date, there were 49,693,167 shares of our common stock outstanding. Each share of our common stock is entitled to one vote. Our shareholders are entitled to cast an aggregate of 49,693,167 votes at the Annual Meeting. The holders of a majority, or 24,846,584, of the shares who are entitled to vote at the Annual Meeting must be represented at the meeting in person or by proxy to have a quorum for the transaction of business at the meeting and to act on the matters specified in the Notice. If holders of fewer than 24,846,584 shares are present at the Annual Meeting, we will adjourn or reschedule the meeting.
     After each proposal has been voted on at the Annual Meeting, we will discuss and take action on any other matter that is properly brought before the meeting. Our transfer agent, Computershare Investor Services, LLC, will count the votes and act as inspector of election.
     A representative of Deloitte & Touche LLP, our independent registered public accounting firm, is expected to be present at the Annual Meeting and will be afforded the opportunity to make a statement, if such representative so desires, and to respond to appropriate questions.

     If enough shareholders are present at the Annual Meeting to conduct business, then we will vote on the proposals outlined in this Proxy Statement and any other business that is properly brought before the meeting and any adjournments thereof.
     We know of no other matters that will be presented for consideration at the Annual Meeting. If, however, other matters or proposals are presented and properly come before the meeting, the proxy holders intend to vote all proxies in accordance with their best judgment in the interest of Zix Corporation and our shareholders.
Q. What proposals are shareholders being asked to consider at the upcoming Annual Meeting?
A. Shareholders are being asked to consider four proposals at the Annual Meeting. The first proposal, which we refer to as Proposal One throughout this Proxy Statement, relates to the election of members of our Board of Directors (the “Board of Directors” or the “Board”). The directors to be elected at the Annual Meeting will serve until our next annual meeting of shareholders. The second proposal, which we refer to as Proposal Two throughout this Proxy Statement, relates to the adoption of our proposed 2006 Directors’ Stock Option Plan. The third proposal, which we refer to as Proposal Three throughout this Proxy Statement, relates to the amendment of our 2005 Stock Compensation Plan to increase the number of shares of our common stock available for grant under such plan. The fourth proposal, which we refer to as Proposal Four throughout this Proxy Statement, would allow us to issue shares of our common stock in excess of the Share Cap in connection with the Convertible Notes Transaction, as further described in this Proxy Statement.
Q. Why is Zix seeking shareholder approval for the potential issuance of additional shares in connection with the Convertible Notes Transaction?
A. On November 1, 2004, we entered into a purchase agreement with Amulet Limited and a substantially similar purchase agreement with Omicron Master Trust, pursuant to which we issued an aggregate of $20.0 million principal amount of convertible notes due 2005-2008 and warrants to purchase up to 1,000,000 shares of our common stock. We refer to Amulet Limited and Omicron Master Trust as the “Investors” throughout this Proxy Statement. Throughout this Proxy Statement, we refer to the purchase agreements, as amended to date, as the “Purchase Agreements,” and the transactions effected by the Purchase Agreements and the related transaction documents as the “Convertible Notes Transaction.”
     Because the number of shares potentially issuable in connection with the Convertible Notes Transaction could have exceeded 20% of the number of shares of our common stock outstanding at the time we entered into the transaction, to comply with the Marketplace Rules of The Nasdaq Stock Market, Inc. (“Nasdaq”) (and rather than seeking shareholder approval prior to the issuance of any shares pursuant to the transaction), we placed a cap on the number of shares that could be issued in respect of the Convertible Notes Transaction equal to 19.9% of our then-outstanding shares (approximately 6.2 million shares). We refer to this number as the “Share Cap” and under the Nasdaq Marketplace Rules we may not issue more than this number of shares in connection with any conversion, redemption or interest payment on the convertible notes or in connection with the exercise of the warrants.
     Although we have not yet issued the number of shares necessary to reach the Share Cap, the number of shares of our common stock previously issued to the Investors to effect note redemptions plus the shares previously issued to pay accrued interest on the notes, when aggregated with the number of shares of our common stock potentially issuable upon conversion of the remaining principal amount of the notes or upon the exercise of warrants issued to the Investors, now exceed the Share Cap, resulting in a “share deficiency” under the Purchase Agreements. As a result, pursuant to our agreements with the Investors, we are obligated to seek a vote of our shareholders prior to May 1, 2006 to approve the issuance of shares in excess of the Share Cap and thus cure the share deficiency. This Annual Meeting will satisfy that requirement.
Q. What happens if Proposal Four is approved?
A. If Proposal Four is approved, we would be allowed to issue shares in excess of the Share Cap to the Investors pursuant to the Convertible Notes Transaction. Such shares might be issued:
•	upon any conversion or redemption of, or in lieu of payment of cash interest on, the $5.0 million principal amount convertible note that remains outstanding;

•	upon exercise of warrants to purchase an aggregate of 921,072 shares of our common stock, including 754,405 warrants issued to the Investors and warrants to acquire 166,667 shares issued to the placement agent for the Convertible Notes Transaction; or

•	upon exercise of warrants we will be required to issue to Amulet Limited in connection with the cash redemption of the $5.0 million outstanding principal amount, should this amount be redeemed in cash prior to the maturity date.
     In addition, we may receive up to an additional $9.3 million in aggregate gross proceeds if and when all warrants issued to the Investors and the placement agent as of March 6, 2006 (including warrants that are currently out-of-the-money) are exercised in full (based on the exercise prices of all outstanding warrants as of March 6, 2006). The Investors will not pay any amount for the conversion or redemption of the outstanding convertible notes. If any portion of the outstanding principal amount of the convertible notes is converted into, redeemed, or otherwise exchanged for shares of our common stock, the amount of cash required to be maintained by us in the collateral account securing the note obligations will be reduced on a dollar-for-dollar basis and we would be able to access such funds.
     Regardless of whether Proposal Four is approved, Amulet Limited, the holder of the $5.0 million principal amount of the outstanding convertible note, will have the right, upon notice to us, to require that we redeem in cash the remaining outstanding $5.0 million principal amount of the convertible note, plus a 5% premium and accrued interest. Amulet Limited has agreed to refrain from exercising its right of redemption until following the Annual Meeting. The approximate amount required to be paid to Amulet Limited under the convertible note held by it is $5,338,143, consisting of $5.0 million principal amount owing, $250,000 premium, and accrued interest as of April 27, 2006 of $88,143. Of this amount, $5.0 million is held in a restricted, collateral account for the benefit of Amulet Limited and may not be used by us for any purpose other than to pay the amounts owing to Amulet Limited.
Q. What if Proposal Four is not approved?
A. If Proposal Four does not receive shareholder approval, we will not be able to issue shares of common stock in excess of the Share Cap to the Investors. Thus, if Proposal Four is not approved, we will still have a “share deficiency” and will be limited in the number of shares that we may issue in connection with the Convertible Notes Transaction.

     If the number of shares issued in connection with the Convertible Notes Transaction reaches the Share Cap, the remaining principal amount of the convertible notes may not be redeemed in shares of our common stock, we will be unable to pay interest on the convertible notes in shares of our common stock, and the Investors will be required to continue to hold the balance of the warrants in their unexercised form. Furthermore, if the Investors are unable to exercise the warrants issued pursuant to the Convertible Notes Transaction, we will not receive any proceeds from the exercise of such warrants.
     Regardless of whether Proposal Four is approved, Amulet Limited, the holder of the $5.0 million principal amount of the outstanding convertible notes, will have the right, upon notice to us, to require that we redeem in cash the remaining outstanding $5.0 million principal amount of the convertible notes, plus a 5% premium and accrued interest. Amulet Limited has agreed to refrain from exercising its right of redemption until following the Annual Meeting. The approximate amount required to be paid to Amulet Limited under the convertible note held by it is $5,338,143, consisting of $5.0 million principal amount owing, $250,000 premium, and accrued interest as of April 27, 2006 of $88,143. Of this amount, $5.0 million is held in a restricted, collateral account for the benefit of Amulet Limited and may not be used by us for any purpose other than to pay the amounts owing to Amulet Limited.
Q. Why have I received more than one Proxy Statement?
A. If you received more than one proxy statement, your shares are probably registered differently or are in more than one account. Please vote each proxy card that you receive.
Q. How do I vote if I am not planning to attend the Annual Meeting?
A. In addition to voting in person at the Annual Meeting, you may mark your selections on the enclosed proxy card, date and sign the card and return the card in the enclosed postage-paid envelope.
     Please understand that voting by any means other than voting in person at the Annual Meeting has the effect of appointing Richard D. Spurr, our Chairman, Chief Executive Officer and President, and Bradley C. Almond, our Vice President of Finance and Administration, Chief Financial Officer and Treasurer, as your proxies. They will be required to vote on the proposals described in this Proxy Statement exactly as you have voted. However, if any other matter requiring a shareholder vote is properly raised at the meeting, then Messrs. Spurr and Almond will be authorized to use their discretion to vote on such issues on your behalf.
     We encourage you to vote now even if you plan to attend the Annual Meeting in person. If your shares are in a brokerage account, you may receive different voting instructions from your broker.
Q. What if I want to change my vote?
A. You may revoke your vote on any proposal at any time before the Annual Meeting for any reason. To revoke your proxy before the meeting, write to our Secretary, Ronald A. Woessner, at 2711 North Haskell Avenue, Suite 2200, LB 36, Dallas, Texas 75204-2960. You may also come to the Annual Meeting and change your vote in writing.

Q. Where can I find the voting results of the Annual Meeting?
A. We will announce the voting results at the Annual Meeting and will publish the results in our quarterly report on Form 10-Q for the second quarter of 2006 ending on June 30, 2006. We will file that report with the SEC by August 9, 2006, and you can get a copy by contacting either our Investor Relations office at (214) 515-7357 or the Securities Exchange Commission (“SEC”) at (800) SEC-0330 or www.sec.gov.
Q. Where can I find additional information? Who can help answer my questions?
A. You should carefully review the entire Proxy Statement, which contains important information regarding the proposals, before voting. We filed Current Reports on Form 8-K with the SEC on November 4, 2004, April 14, 2005, July 26, 2005, December 12, 2005 and January 4, 2006 which contain summaries of the Convertible Notes Transaction and amendments thereto and attached each of the relevant agreements, including the Purchase Agreements and amendments thereto, as exhibits. We strongly encourage you to carefully review the Form 8-Ks and the exhibits thereto describing the Convertible Notes Transaction. The section under the heading “WHERE YOU CAN FIND MORE INFORMATION” below describes additional sources from which to obtain this Proxy Statement, our public filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (including the Form 8-Ks described above), and other information about Zix.
     If you would like copies of the Form 8-Ks described above (including the exhibits thereto), additional copies of this Proxy Statement or other documents that we have filed with the SEC that are incorporated by reference into this Proxy Statement, free of charge, or if you have questions about the proposals or the procedures for voting your shares, you should contact: Zix Corporation, Attention: Bradley C. Almond, Vice President and Chief Financial Officer, 2711 North Haskell Avenue, Suite 2200, LB 36, Dallas, Texas 75204-2960, Telephone: (214) 370-2000.

ZIX CORPORATION
PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD THURSDAY, APRIL 27, 2006
INFORMATION CONCERNING SOLICITATION AND VOTING
General
     The enclosed proxy is solicited on behalf of our Board of Directors. At the Annual Meeting to be held on Thursday, April 27, 2006, at 10:00 a.m. (registration to begin at 9:30 a.m.) Central Time, and at any adjournment, continuation or postponement of the Annual Meeting for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at Cityplace Conference Center, Houston Room, 2711 North Haskell Avenue, Dallas, Texas 75204.
     These proxy solicitation materials were first mailed or given to all shareholders entitled to vote at the Annual Meeting on or about March  , 2006.
Purpose of Annual Meeting
     As described above, the purpose of the Annual Meeting is to obtain approval for the proposals described in this Proxy Statement and such other business as may properly come before the Annual Meeting, including any adjournment, continuation or postponement thereof.
Vote Required
     With respect to Proposal One, votes may be cast FOR or WITHHELD from each director nominee. The seven nominees receiving the highest number of FOR votes will be elected as directors. This number is called a plurality. Votes that are WITHHELD from any director nominee will be counted in determining whether a quorum has been reached but will not affect the outcome of the vote. Assuming a quorum is present, the affirmative vote of a plurality of the shares of common stock voted and entitled to vote for the election of directors is required for the election of directors. In the election of directors, shareholders are not entitled to cumulate their votes or to vote for a greater number of persons than the number of nominees named in this Proxy Statement.
     With respect to Proposals Two and Three, the affirmative vote of a majority of the shares of our common stock entitled to vote and present in person or represented by proxy at the Annual Meeting is required to approve the adoption of our proposed 2006 Directors’ Stock Option Plan and the amendment to our 2005 Stock Compensation Plan. The same vote is generally required for action on any other matters that may properly come before the Annual Meeting.
     With respect to Proposal Four, the affirmative vote of a majority of the shares of our common stock entitled to vote on Proposal Four and present in person or represented by proxy at the Annual Meeting will be required to approve the removal of the Share Cap and potential issuance of shares in excess of the Share Cap. Pursuant to Nasdaq requirements, shares of common stock that are held by the Investors or their affiliates and issued pursuant to the Convertible Notes Transaction are not entitled to vote on Proposal Four.

Record Date and Shares Outstanding
     Only shareholders who owned shares of our common stock at the close of business on March 6, 2006, referred to in this Proxy Statement as the “Record Date,” are entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, 49,693,167 shares of our common stock were outstanding and entitled to vote at the Annual Meeting. In addition, pursuant to Nasdaq requirements, shares of common stock that have been issued in connection with the Convertible Notes Transaction and that are held by an Investor or any of its affiliates are not entitled to vote on Proposal Four. Therefore, each share of common stock outstanding on the Record Date, other than shares issued in connection with the Convertible Notes Transaction and held by an Investor or any of their affiliates, is entitled to one vote on Proposal Four. As of March 6, 2006, 48,872,854 shares of our common stock were outstanding and entitled to vote on Proposal Four.
Revocability of Proxies
     You may revoke your proxy at any time before it is exercised. Execution of the Proxy will not affect your right to attend the Annual Meeting in person. Revocation may be made prior to the Annual Meeting by written revocation or through a duly executed proxy bearing a later date sent to Zix Corporation, Attention: Ronald A. Woessner, Secretary, 2711 North Haskell Avenue, Suite 2200, LB 36, Dallas, Texas 75204-2960; or your Proxy may be revoked personally at the Annual Meeting by written notice to the Secretary at the Annual Meeting prior to the voting of the Proxy. Any revocation sent to Zix must include the shareholder’s name and must be received prior to the Annual Meeting to be effective.
How Your Proxy Will Be Voted
     In the absence of specific instructions to the contrary, shares represented by properly executed proxies received by Zix, including unmarked proxies, will be voted to approve the proposals. In addition, if any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as directed by the Board of Directors. We have not received notice of any other matters that may properly be presented at the Annual Meeting.
Quorum
     The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. As there were 49,693,167 shares outstanding and entitled to vote at the Annual Meeting as of the Record Date, we will need at least 24,846,584 shares present in person or by proxy at the Annual Meeting for a quorum to exist.
Dissenters’ Rights
     Under Texas law, shareholders are not entitled to dissenters’ rights with respect to the proposals.

Voting
     Tabulation
          Votes of shareholders entitled to vote who are present at the Annual Meeting in person or by proxy and abstentions are counted as present or represented at the meeting for purposes of determining whether a quorum exists. For Proposal One, the seven nominees receiving the highest number of FOR votes will be elected as directors. For Proposals Two and Three, the affirmative vote of a majority of the shares of our common stock entitled to vote and present in person or represented by proxy at the Annual Meeting is necessary for approval. The same vote is generally required for action on any other matters that may properly come before the Annual Meeting. For Proposal Four, the affirmative vote of a majority of the shares of our common stock entitled to vote on Proposal Four and present in person or represented by proxy at the Annual Meeting is necessary for approval.
     Abstentions
          Abstentions occur when a shareholder entitled to vote and present in person or represented by proxy at the Annual Meeting affirmatively votes to abstain. Votes in abstention are considered present for purposes of calculating a quorum but do not count as a vote FOR or AGAINST any matter. With respect to Proposal One, a WITHHELD vote will not be counted as a vote FOR or AGAINST the election of directors and will not affect the outcome of the vote. With respect to Proposals Two, Three and Four, while abstentions do not count as a vote FOR or AGAINST the proposal, they will have the same effect as a negative vote on these proposals because abstentions will be included in tabulations of the shares of common stock entitled to vote for purposes of determining whether Proposals Two, Three and Four have been approved.
     Broker Non-Votes
          A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have the discretionary voting power with respect to that item and has not received instructions from the beneficial owner. If your shares are held in a brokerage account and you do not vote, your brokerage firm could:
•	vote your shares, if permitted by the Marketplace Rules of Nasdaq; or

•	leave your shares unvoted.
          Under applicable rules, brokers who hold shares in street name have the authority to vote in favor of the election of the directors if they do not receive contrary voting instructions from beneficial owners. Brokers who hold shares in street name will not have the authority to vote in favor of Proposals Two, Three and Four (relating to the adoption of our proposed 2006 Directors’ Stock Option Plan, the amendment to our 2005 Stock Compensation Plan and the removal of the Share Cap) without receiving instructions from the beneficial owner of the shares. Under applicable law, if a broker has not received voting instructions with respect to certain shares and gives a proxy for those shares, but does not vote the shares on a particular matter, those shares will not affect the outcome of the vote with respect to that matter. In accordance with our Restated Bylaws, such broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of votes cast with respect to a proposal. Therefore, broker non-votes will not be included in the tabulation of the voting results and will have no effect with respect to the approval of the proposals being considered at the Annual Meeting.
Solicitation of Proxies
          This solicitation is being made by mail on behalf of our Board of Directors. We will bear the expense of the preparation, printing and mailing of the enclosed proxy card, Notice of Annual Meeting of Shareholders and this Proxy Statement and any additional material relating to the Annual Meeting that may be furnished to our shareholders by our Board subsequent to the furnishing of this Proxy Statement. We have engaged Georgeson Shareholder to assist in the solicitation of proxy materials from shareholders at a fee of approximately $15,000 plus reimbursement of reasonable out-of-pocket expenses. Proxies may also be solicited without additional compensation by our officers or employees by telephone, facsimile transmission, e-mail or personal interview. We will reimburse banks and brokers who hold shares in their name or custody, or in the name of nominees for others, for their out-of-pocket expenses incurred in forwarding copies of the proxy materials to those persons for whom they hold such shares. To obtain the necessary representation of shareholders at the Annual Meeting, supplementary solicitations may be made by mail, telephone, facsimile transmission, e-mail or personal interview by our officers or employees, without additional compensation, or selected securities dealers. We anticipate that the cost of such supplementary solicitations, if any, will not be material.
Shareholders’ Proposals
          If you would like to submit a proposal to be included in next year’s annual proxy statement, you must submit your proposal in writing so that we receive it no later than      , 2006. We will include your proposal in our next annual proxy statement if it is a proposal that we would be required to include in our proxy statement pursuant to the rules of the SEC. Under Rule 14a-8 of the Exchange Act, proposals of shareholders must conform to certain requirements as to form and may be omitted from the proxy materials in certain circumstances. To avoid unnecessary expenditures of time and money, you are urged to review this rule and, if questions arise, consult legal counsel prior to submitting a proposal to us.
          The SEC rules also establish a different deadline for submission of shareholder proposals that are not intended to be included in our next annual proxy statement. If a shareholder intends to submit a proposal at the next annual meeting of shareholders and the proposal is not intended to be included in our proxy statement relating to such meeting, the shareholder must give us proper notice no later than March 1, 2006. If a shareholder gives notice of such a proposal after the deadline, the proxy holders will be allowed to use their discretionary voting authority to vote against the shareholder proposal when and if the proposal is raised at the next annual meeting.
          All notices of proposals, whether or not to be included in our proxy materials, should be directed to our Secretary, Ronald A. Woessner, at our principal executive offices at 2711 North Haskell Avenue, Suite 2200, LB 36, Dallas, Texas 75204-2960.
Householding of Proxy Materials
          The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders and enclosing separate proxy cards for each shareholder. This process, which is commonly referred to as “householding,” potentially eliminates some duplicative mailings to shareholders and reduces our mailing costs.
          For this Annual Meeting, a number of brokers with account holders who are shareholders of Zix will be “householding” our proxy materials. A single proxy statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to Zix Corporation, Attention: Ronald A. Woessner, Secretary, 2711 North Haskell Avenue, Suite 2200, LB 36, Dallas, Texas 75204-2960 or contact Ronald A. Woessner at (214) 370-2000. Shareholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

PROPOSAL ONE:
ELECTION OF DIRECTORS
     We will vote on the election of seven members of our Board of Directors at the Annual Meeting. Each director will serve until the next annual meeting of shareholders and until the director’s successor is duly elected and qualified, unless earlier removed in accordance with our Restated Bylaws. Officers serve at the discretion of our Board of Directors.
     The nominees for election to our Board are Robert C. Hausmann, Charles N. Kahn III, James S. Marston, Antonio R. Sanchez III, Paul E. Schlosberg, Richard D. Spurr and Dr. Ben G. Streetman.

Name	Principal Occupation	Director Since
Robert C. Hausmann	Consultant	November 2005
Charles N. Kahn III	President, American Federation of Hospitals	June 2005
James S. Marston	Private Investor	September 1991
Antonio R. Sanchez III	Executive Vice President, Sanchez Oil & Gas Corporation	May 2003
Paul E. Schlosberg	Chairman and Chief Executive Officer, INCA Group LLC	June 2005
Richard D. Spurr	Chairman, Chief Executive Officer and President, Zix Corporation	May 2005
Dr. Ben G. Streetman	Dean, College of Engineering at The University of Texas at Austin	July 1998
     For biographical and other information regarding the nominees for director, please see “Directors, Executive Officers and Significant Employees” below. For additional information on our directors’ compensation, see “Compensation of Directors and Officers” below.
     Each of the persons nominated for election to our Board of Directors has agreed to stand for election. However, should any nominee become unable or unwilling to accept nomination or election, no person will be substituted in his stead. The Board of Directors, in accordance with our Restated Bylaws, may by resolution reduce the number of members of our Board of Directors accordingly. Our Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve if elected, and to the knowledge of the Board, each of the nominees intends to serve the entire term for which election is sought.
     OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH OF THE NOMINEES FOR DIRECTOR SET FORTH ABOVE.

PROPOSAL TWO:
ADOPTION OF ZIX CORPORATION 2006 DIRECTORS’ STOCK OPTION PLAN
          Our Board of Directors adopted the Zix Corporation 2006 Directors’ Stock Option Plan on March 9, 2006 (which we refer to as the “2006 Directors’ Plan” throughout this Proxy Statement), subject to approval by our stockholders at the Annual Meeting. Our Board believes that the adoption of the 2006 Directors’ Plan will strengthen our ability to attract and retain non-employee directors of high caliber by encouraging a sense of proprietorship through stock ownership. The 2006 Directors’ Plan provides for the automatic grant of options to acquire shares of our common stock to non-employee directors, as described below. The 2006 Directors’ Plan will become effective upon approval by our stockholders. We anticipate that the number of shares authorized for issuance under the 2006 Directors’ Plan will be sufficient until our 2008 annual meeting of shareholders. The proposed 2006 Directors’ Plan replaces our current 2004 Directors’ Stock Option Plan (which we refer to as the “2004 Directors’ Plan” throughout this Proxy Statement). No further option grants will be made under the 2004 Directors’ Plan, assuming approval of the 2006 Directors’ Plan. See “Compensation of Board Members” below for a description of our current 2004 Directors’ Plan.
          A copy of the 2006 Directors’ Plan is attached to this Proxy Statement as APPENDIX A. The following summary of certain provisions of the Directors’ Plan is qualified in its entirety by reference to the full text of the 2006 Directors’ Plan.
     Administration
          The 2006 Directors’ Plan will be administered by our Board of Directors and the Board’s Compensation Committee (the “committee”). The 2006 Directors’ Plan provides for the automatic grant of stock options to the non-employee members of our Board of Directors. The committee has complete authority to construe, interpret and administer the provisions of the 2006 Directors’ Plan and the provisions of the agreements governing options granted thereunder. The committee has the authority to prescribe, amend and rescind rules and regulations pertaining to the 2006 Directors’ Plan and to make all other determinations necessary or deemed advisable in the administration of the 2006 Directors’ Plan. The determinations and interpretations made by the committee are final and conclusive. All the members of the committee and a majority of the members of our Board of Directors are “independent” within the meaning of applicable rules and regulations.
     Eligibility
          Eligibility to participate in the 2006 Directors’ Plan is limited to our non-employee directors. As of March 6, 2006, we had six non-employee directors.
     Automatic Grants of Options
          The 2006 Directors’ Plan provides that on the day that a non-employee director is first appointed or elected to our Board of Directors, such director will be granted nonqualified options to purchase 25,000 shares of our common stock. These options vest quarterly and pro-rata over the one year period from the grant date, and the exercise price is 100% of the common stock price on the grant date. This provision mirrors the analogous provision in the current 2004 Directors’ Plan.
          Also, on the first business day of January of each year during the term of the 2006 Directors’ Plan, each non-employee director that has served on our Board for at least six months as of the grant date will be granted nonqualified options to purchase a number of shares of our common stock equal to the greater of (i) one-half of one percent of the number of our outstanding shares (measured as of the immediately preceding December 31) or (ii) 200,000 shares, divided by the greater of (x) five or (y) the number of non-employee directors that have served on the Board for at least six months as of the grant date; provided, however, the number of shares of common stock covered by such an option grant on any given first business day of January may not exceed 40,000 shares per non-employee director. This 40,000 share limitation is exclusive of the “remediation” option grants discussed below. The options will vest quarterly and pro-rata over the three year period after the grant date and the option exercise price will be 100% of our common stock price on such day. This provision is similar to the analogous provision in the current 2004 Directors’ Plan, except that the 2004 Directors’ Plan does not contain a limitation on the number of annual grant shares per director. Messrs. Hausmann, Kahn, Marston, Sanchez and Schlosberg and Dr. Streetman will, assuming continued service on our Board of Directors, be eligible to receive these annual grants beginning in January 2007.
     The estimated annual benefits that the non-employee directors as a group are eligible to receive under the 2006 Directors’ Plan are as follows:
New Plan Benefits
2006 Directors’ Plan

Position	Dollar Value ($)		Number of Units
Non-Executive Director Group	$384,000	(1)	240,000 options	(2)

(1)	Based on the closing price of $1.60 per share of our common stock on Nasdaq on March 9, 2006.

(2)	Nonqualified options to purchase shares of our common stock. Based on the maximum number of options that may be granted to non-employee directors and assumes the continued service of our six current non-employee directors. Does not include the remediation grants (described below) of options to purchase 194,190 shares to be made to Messrs. Kahn, Marston, Sanchez and Schlosberg and Dr. Streetman.
     Remediation Option Grants
          The 2006 Directors’ Plan provides for a one time “remediation” grant to Messrs. Kahn, Marston, Sanchez and Schlosberg and Dr. Streetman in the amount of options to purchase 38,838 shares each, or an aggregate of options to purchase 194,190 shares. This one time grant is to remediate a shortfall in the number of options granted to these Board members under the terms of Section 6(a) of the 2004 Directors’ Plan. Under the terms of Section 6(a) of the 2004 Directors’ Plan, Messrs. Kahn, Marston, Sanchez and Schlosberg and Dr. Streetman were to have received option grants on January 3, 2006 covering an aggregate of 206,690 shares, or 41,338 shares per each such eligible director. These option grants represent annual option grants that are granted under the 2004 Directors’ Plan on the first business day of January of each year to non-employee directors that have served on the Board at least six months as of such date. However, there were not sufficient shares available under the 2004 Directors’ Plan to fulfill this annual requirement in January 2006. Consequently, each such director received a grant of options to purchase only

2,500 shares on January 3, 2006, which resulted in a shortfall of options to purchase 38,838 shares per eligible director, or an aggregate shortfall of options to purchase 194,190 shares with respect to all non-employee directors.
          The terms of these options are intended to “mirror” the terms of the options that these directors would have received had there been sufficient shares available under the 2004 Directors’ Plan to fulfill the January 3, 2006 annual grant requirement. Had these shares been granted on January 3, the exercise price would have been $1.93, the closing price of our common stock on that day. Also, the options would have vested quarterly and pro-rata over a period of three years. Thus, the exercise price of the options to be granted as a remediation grant under the 2006 Directors’ Plan is $1.93. As of March 6, 2006, the closing price of our common stock was $1.59 per share. One-twelfth of these options vest on the date the 2006 Directors’ Plan is approved by our shareholders, and the remaining options vest pro-rata and quarterly in eleven equal tranches, with the first such tranche vesting on July 3, 2006, and the last such tranche vesting on January 3, 2009.
          The directors eligible to receive these remediation grants either initially agreed to serve on our Board of Directors beginning in 2005 (Messrs. Kahn and Schlosberg) or agreed in 2005 to stand for re-election to our Board (Messrs. Marston and Sanchez and Dr. Streetman) with the expectation that the January 2006 option grant would be an element of their compensation for serving on the Board. We believe that this remediation grant is appropriate and is required to honor our commitment to these Board members. Messrs. Kahn, Marston, Sanchez and Schlosberg and Dr. Streetman will, assuming they are members of our Board of Directors as of the date of the 2006 Annual Shareholders’ Meeting (April 27, 2006), be the only directors that are eligible to receive these remediation grants.
          The Company must recognize as a non-cash charge to earnings the fair market value of options granted to its employees and directors, which expense is amortized over the vesting period of the options. If the fair market value of our common stock on the date the 2006 Directors’ Plan is approved by our shareholders is greater than $1.93, then this will result in a higher fair market value for these option grants and accordingly will result in a higher non-cash charge to earnings over the vesting period of the options.
          The 2006 Directors’ Plan, including these remedial option grants, are subject to the approval of our shareholders. These remedial option grants will be null and void if the 2006 Directors’ Plan is not approved by our shareholders.
     Exercise of Vested Options Following Separation From Board Service
          The 2006 Directors’ Plan provides that any vested options held by a director leaving the Board of Directors in good standing after having served on our Board of Directors for at least five years may be exercised through the last business day of December of the calendar year following the year in which such director leaves the Board. Our director option agreements generally provide that Board members have 12 months from the date of separation from Board service to exercise vested options. Currently, Mr. Marston and Dr. Streetman are the only members that have served on our Board for five or more years.
     Number of Shares Subject to the Directors’ Plan
          Subject to adjustment as described below, the maximum number of shares of our common stock for which options may be granted under the 2006 Directors’ Plan is 750,000 shares. We anticipate that this quantity of shares will be sufficient for option grants to our non-

employee directors until at least the 2008 annual meeting of the shareholders. In the event of a stock split, stock dividend or other relevant change affecting our common stock, the committee has the authority to make appropriate adjustments to the number of shares available for grants and to the number of shares under outstanding grants and, if applicable, the exercise price under outstanding grants made before the event in question.
     Amendment and Termination
          Our Board of Directors may amend, abandon, suspend or terminate the 2006 Directors’ Plan or any portion thereof at any time. No amendment, however, shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement.
     Federal Income Tax Consequences
          An optionee will not realize any taxable income, and we will not be entitled to any federal income tax deduction, at the time the option is granted. At the time the option is exercised, however, the optionee generally will realize ordinary income in an amount equal to the excess of the fair market value of the common stock on the date of exercise over the option price paid, and we will generally be entitled to a corresponding federal income tax deduction.
     OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ADOPTION OF THE ZIX CORPORATION 2006 DIRECTORS’ STOCK OPTION PLAN.
PROPOSAL THREE:
AMENDMENT TO ZIX CORPORATION 2005 STOCK COMPENSATION PLAN
          We have adopted an amendment to our 2005 Stock Compensation Plan, which we refer to as the 2005 Stock Compensation Plan, subject to approval by our shareholders. The amendment increases the maximum number of shares of our common stock with respect to which awards may be granted under the 2005 Stock Compensation Plan from 500,000 to 1,000,000 shares. As of March 6, 2006, the aggregate market value of the shares covered by the amendment was $795,000. Following approval of the amendment to the 2005 Stock Compensation Plan, we will file a registration statement on Form S-8 to register the additional 500,000 shares of our common stock that are issuable under the 2005 Stock Compensation Plan.
     Summary
          The 2005 Stock Compensation Plan enables us to use shares of our common stock in lieu of cash compensation payable to our employees and consultants. Grants under the 2005 Stock Compensation Plan have primarily been used by us to pay commission compensation to our commissioned sales personnel or variable compensation bonuses, as a means of conserving our cash resources. So long as our cash resources are adequate in the opinion of our management, we do not expect to use our shares of common stock to pay commission compensation to our commissioned sales personnel at the recent prevailing prices of our common stock. Moreover, variable compensation bonuses, if any, to our employees for calendar year 2006 will not be paid until reviewed and approved by our Board of Directors in early 2007. The 2005 Stock Compensation Plan also permits us to grant awards in the form of stock grants and restricted stock. No such awards have been granted.

          A copy of the 2005 Stock Compensation Plan, as amended and restated after giving effect to this amendment, is attached to this Proxy Statement as APPENDIX B. From inception of the 2005 Stock Compensation Plan through March 6, 2006, (i) all current executive officers, as a group, have been granted an aggregate of 64,405 shares as payment in lieu of cash compensation and zero restricted stock awards; (ii) all current directors who are not executive officers have been granted an aggregate of zero shares as payment in lieu of cash compensation and zero restricted stock awards; and (iii) all current and former employees, including all current officers who are not executive officers, as a group, have been granted an aggregate of 300,251 shares as payment in lieu of cash compensation and zero restricted stock awards under the 2005 Stock Compensation Plan. No stock payment in lieu of cash compensation or restricted stock awards have been granted under the 2005 Stock Compensation Plan out of the 500,000 additional shares under the 2005 Stock Compensation Plan that shareholders are being asked to approve. The number of stock payments in lieu of cash compensation and restricted stock awards to be granted in the future to the foregoing individuals or groups of individuals, and the prices at which such grants will be made, are not determinable. The following summary of certain provisions of the 2005 Stock Compensation Plan, giving effect to this amendment, is qualified in its entirety by reference to the full text of the 2005 Stock Compensation Plan.
          Our Board of Directors believes that the proposed amendment to the 2005 Stock Compensation Plan is in the best interest of Zix Corporation and its shareholders and is necessary to enable us to conserve the use of our cash resources, should it become necessary for us to do so. The affirmative vote of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote, if a quorum is present, is required to approve the adoption of the proposed amendment to the 2005 Stock Compensation Plan.
     Administration
          The 2005 Stock Compensation Plan will be administered by a committee consisting of at least two independent directors or the entire Board of Directors (the “committee”). Currently, the Compensation Committee of our Board, comprised of three independent directors, functions as the committee and administers the 2005 Stock Compensation Plan. The committee is authorized to grant awards in the form of stock grants and restricted stock and to determine the terms and conditions relating to such grants. The committee has complete authority to construe, interpret and administer the provisions of the 2005 Stock Compensation Plan and the provisions of the agreements governing shares of stock granted thereunder. The committee has the authority to prescribe, amend and rescind rules and regulations pertaining to the 2005 Stock Compensation Plan and to make all other determinations necessary or deemed advisable in the administration of the 2005 Stock Compensation Plan. The determinations and interpretations made by the committee are final and conclusive.
     Eligibility
          Eligibility to participate in the 2005 Stock Compensation Plan is limited to our and our subsidiaries’ employees, former employees, officers (including officers that are directors) and non-employee consultants and advisors, as selected by the committee. As of March 6, 2006, approximately 215 persons were eligible to participate in the 2005 Stock Compensation Plan.
     Number of Shares Subject to the 2005 Stock Compensation Plan
          Subject to approval of the amendment as described below, the maximum number of shares of our common stock for which stock payments in lieu of cash compensation and restricted stock awards may be granted under the 2005 Stock Compensation Plan is 1,000,000 shares. In the event of a stock split, stock dividend or combination of shares or other similar change affecting our common stock, a proportionate or equitable adjustment will be made in the number or kind of shares available for grants.
     Type of Awards Under the 2005 Stock Compensation Plan
          Stock Payment in Lieu of Cash Compensation.
          The committee may grant stock payments in lieu of cash compensation under the 2005 Stock Compensation Plan for the purpose of paying salaries, consulting fees, bonuses, commission compensation, or severance payments to our employees and consultants. If used for these purposes, the number of shares of our common stock having a fair market value equal to the salary, consulting fee, bonus, commission compensation or severance compensation payable to the participant for the relevant period or situation, will be granted to the participant. The committee may also, at its discretion, determine to grant an additional number of shares of common stock to mitigate the market risk a participant would be subject to as a result of receiving payment in the form of stock rather than cash and to cover brokerage commissions and other incidental expenses that might be incurred by participants in connection with the sale of the common stock. Grants under the 2005 Stock Compensation Plan have primarily been used by us to pay commission compensation to our commissioned sales personnel or variable compensation bonuses to conserve the use of our cash resources. So long as our cash resources are adequate in the opinion of our management, we do not expect to use our shares of common stock to pay commission compensation to our commissioned sales personnel at the recent prevailing prices of our common stock. Moreover, variable compensation bonuses, if any, to our employees for calendar year 2006 will not be paid until reviewed and approved by our Board of Directors in early 2007.
          Any shares granted under the 2005 Stock Compensation Plan will be deposited in a brokerage account in the name of the participant. The participant will control the decision of whether to sell the shares and the timing of such sales, and the participant will be obligated to promptly pay to us all medical premiums, insurance premiums, 401(k) contributions, taxes, and other amounts that would customarily be deducted from the cash salary, consulting fee, bonus, commission compensation or severance compensation payable to the participant.
          Restricted Stock Awards.
          The committee may also grant restricted stock awards under the 2005 Stock Compensation Plan in the form of a grant of shares of restricted stock for which the only consideration typically furnished by the participant is services to us. The committee, in its discretion, may establish the terms and conditions applicable to the restricted stock, including vesting conditions based on such service or performance criteria as the committee deems appropriate, restrictions on transferability, forfeiture provisions, voting rights and rights to receive dividends, and vesting upon our dissolution, liquidation, the sale of substantially all of our assets, or a merger or other consolidation of us. Subject to appropriate adjustment in the event of any change in our capital structure, no employee may be granted restricted stock awards of more than two hundred thousand (200,000) shares of common stock in any fiscal year if the restrictions placed on such awards are based on performance criteria.
          For each manner of restricted stock award, and each individual agreement granting a restricted stock award, the committee shall determine, in its discretion, (i) whether, and to what extent, the participant’s receipt of stock under the 2005 Stock Compensation Plan may or shall be deferred; (ii) the impact of the termination of the participant’s employment on any award (including variations, if any, based on the reason for such termination); (iii) the voting rights of any stock delivered thereunder; the transferability of any stock by any participant; and (iv) whether dividend equivalents will be paid with respect to any shares of common stock subject to an award that have not actually been issued under the award. As of March 6, 2006, we have not granted any restricted stock awards under the 2005 Stock Compensation Plan.
          As of March 6, 2006, there were 135,344 shares available for stock payments in lieu of cash compensation and restricted stock award grants under the 2005 Stock Compensation Plan.
     Federal Income Tax Consequences
          A participant who receives unrestricted shares of common stock as a stock payment in lieu of cash compensation generally will recognize ordinary income equal to the fair market value of the shares on the date of delivery of the shares to the participant. Upon the sale of these shares, any gain or loss, based on the difference between the sale price and the fair market value on the date of delivery, will be taxed as capital gain or loss. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the date of delivery of the shares, except to the extent such deduction is limited by applicable provisions of the U.S. Internal Revenue Code, or the Code.
          A participant who receives a restricted stock award generally will recognize ordinary income equal to the fair market value of the shares less the consideration paid for the shares, if any, at the later of (i) the date the participant acquires the shares or (ii) the “determination date,” if applicable. The “determination date” is applicable if the shares of restricted stock are subject to a substantial risk of forfeiture (as would be the case where the participant would forfeit the shares to us if the participant’s employment terminates prior to the occurrence of specified events) and the restricted stock shares are subject to transfer restrictions. The determination date would be the earlier of (i) the date on which the shares are no longer subject to a substantial risk of forfeiture or (ii) the date on which the shares become transferable. If the determination date is after the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Code, to have the date of acquisition be the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date the shares are acquired.
     Treatment of Restricted Stock Awards Upon a Corporate Event
          If we are dissolved or liquidated, or if substantially all of our assets are sold (or there is a merger or consolidation) and the acquiring or surviving entity does not substitute equivalent awards for the awards then outstanding, each award granted under the 2005 Stock Compensation Plan will be treated as provided in the agreement applicable thereto, which may provide that a restricted stock award granted under the 2005 Stock Compensation Plan will become fully vested and all restrictions pertaining to it will lapse.
     Amendment and Termination
          Our Board of Directors may amend, abandon, suspend or terminate the 2005 Stock Compensation Plan or any portion thereof at any time. However, no amendment shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement. No stock payments in lieu of cash compensation or restricted stock awards may be granted under the 2005 Stock Compensation Plan after May 25, 2015.
     OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ADOPTION OF THE PROPOSED AMENDMENT TO THE ZIX CORPORATION 2005 STOCK COMPENSATION PLAN.

PROPOSAL FOUR:
APPROVAL OF ISSUANCE OF SHARES IN EXCESS OF THE SHARE CAP
Background of the Convertible Notes Transaction
     Convertible Notes and Warrants
          On November 1, 2004, we entered into the Purchase Agreements with the Investors, pursuant to which we issued an aggregate of $20.0 million principal amount of convertible notes due 2005-2008 and warrants to purchase up to 1,000,000 shares of our common stock. As of December 30, 2005, we have completed the redemption (repayment) of $15.0 million principal amount of the convertible notes. Pursuant to our obligations under the Purchase Agreements, we redeemed $10.0 million principal amount of the convertible notes held by the Investors by issuing approximately 4.9 million shares of our common stock and by paying cash of approximately $2.1 million in respect of principal owing, plus a 5% premium and accrued interest, aggregating approximately $10.8 million. In addition, as of December 30, 2005, we redeemed in cash the remaining $5.0 million principal amount of the convertible note held by Omicron Master Trust (plus a 5% premium and accrued interest, approximating $5.3 million).
          The principal balance remaining outstanding under the convertible notes is $5.0 million and is held by Amulet Limited. This remaining principal amount is fully secured by $5.0 million in cash held in a restricted collateral account for the benefit of Amulet Limited. The amount required to be maintained in the account will be reduced on a dollar-for-dollar basis as the principal amount owing is reduced. The funds in this collateral account are not accessible for use by us until such time as it is released.
          Immediately exercisable warrants initially covering an aggregate of 1,000,000 and 166,667 shares, at an initial exercise price of $6.00 per share, were issued to the Investors and the placement agent, respectively, in connection with the Convertible Notes Transactions. The initial exercise prices for pro-rata portions of the warrants originally issued on November 2, 2004 to the Investors were reduced to the price of our common stock as and when the redemptions were effected in 2005. In connection with the cash redemptions, we also issued to Omicron Master Trust warrants covering 795,590 shares of our common stock at an exercise price of $5.38 per share. The warrants expire as noted below and have both weighted average and full ratchet anti-dilution provisions that would cause an adjustment to the exercise price of, and number of shares issuable under, the warrants upon the issuance of common stock or common stock equivalents at a price below the exercise price, subject to exceptions specified in the warrants.
          Set forth below are the number of shares covered by outstanding warrants issued to each of the Investors, the exercise price of such warrants and the number of shares of common stock into which the remaining $5.0 million principal amount of the convertible notes is convertible, each as of March 6, 2006:

	Number of Shares
	Amulet Limited (1)	Omicron Master Trust
Warrants
$5.38 exercise price (2)	293,331	272,335
$5.38 exercise price (3)	0	145,032
$5.38 exercise price (4)	0	325,279
$5.38 exercise price (5)	0	325,279
$2.15 exercise price (2)	59,336	59,336
$1.82 exercise price (2)	43,721	43,721
$1.69 exercise price (2)	62,957	62,957
$1.44 exercise price (2)	98,277	119,273
Convertible Notes (6)	929,368	0

(1)	We have been advised that the above-listed warrants issued to Amulet Limited in connection with the Convertible Notes Transaction have been transferred by Amulet Limited to a third party.

(2)	The expiration date of these warrants is November 2, 2009.

(3)	The expiration date of these warrants is November 2, 2008.

(4)	The expiration date of these warrants is November 2, 2007.

(5)	The expiration date of these warrants is November 2, 2006.

(6)	The notes convert into the stated number our common stock shares at a conversion price of $5.38.
     Nasdaq Marketplace Rules
          We are subject to the rules of Nasdaq because our common stock is listed on the Nasdaq National Market. These rules require us to obtain shareholder approval for any issuance or sale of common stock, or securities convertible into or exercisable for common stock, that is (i) equal to 20% or more of our outstanding common stock before such issuance or sale and (ii) at a price per share below the greater of book or market value at the time of such issuance or sale. Because the number of shares potentially issuable in connection with the Convertible Notes Transaction could have exceeded this 20% threshold at the time we entered into this transaction, in order to comply with Nasdaq Marketplace Rules (and rather than seeking shareholder approval prior to the issuance of any shares pursuant to the transaction) we utilized a Share Cap to limit the number of shares that could be issued in respect of the convertible notes to 19.9% of our then outstanding shares (approximately 6.2 million shares or approximately 3.1 million shares for each Investor) without shareholder approval. As a result of the Share Cap, we are required under Nasdaq Marketplace Rules to obtain shareholder approval prior to issuing any shares in excess of the Share Cap.
     Terms of the Purchase Agreements Applicable to the Issuances of Shares in Excess of the Share Cap
          Share Deficiency. Although we have not yet issued the number of shares necessary to reach the Share Cap, the number of shares of our common stock previously issued to effect the note redemptions plus the shares previously issued to pay accrued interest on the convertible notes, when aggregated with the number of shares of our common stock issuable upon conversion of the remaining $5.0 million principal amount of the convertible notes and exercise of the related warrants, including warrants for 166,667 shares issued to the placement agent for the original transaction, exceeds the Share Cap, resulting in a “share deficiency” under the Purchase Agreements. Because the Purchase Agreements allocate one-half of the shares under the Share Cap to each Investor, prior to shareholder approval of issuances in excess of the Share Cap, the “share deficiency” affects each of the Investors differently and we may issue shares in addition to the shares we have already issued as described below. With respect to one of the Investors, no additional shares of our common stock may be issued to pay accrued interest on the convertible notes or to fulfill conversions of the convertible notes or upon exercise of warrants issued to that Investor (which exercises and conversions would require 1,486,990 shares) unless and until our shareholders vote to remove the Share Cap. With respect to the other Investor, 1,156,429 shares remain available to fulfill conversions of the convertible notes and exercises of the warrants held by that Investor in comparison to an aggregate of 1,353,212 shares that are required to fulfill note conversions and warrant exercises, for a deficiency of 196,783 shares.
          Shareholder Approval Obligations. Since there is a share deficiency, under the Purchase Agreements we are required to seek, and use our best efforts to obtain, our shareholders’ approval of the potential issuance of shares in excess of the Share Cap on or before May 1, 2006. In satisfying such obligations, we are required to hold a meeting of shareholders and to prepare and file this Proxy Statement. Our Board of Directors has also agreed to recommend approval of the issuance of shares in excess of the Share Cap. Under the Purchase Agreements, we agreed to mail and distribute this Proxy Statement to our shareholders at least 30 days prior to the date of the Annual Meeting, actively solicit proxies to vote for Proposal Four and retain a proxy solicitation firm to assist in the solicitation.
Consequences of Approval of Potential Issuance of Shares in Excess of the Share Cap
     Approval of Potential Issuance of Shares in Excess of the Share Cap
          If Proposal Four is approved, we would be allowed to issue shares in excess of the Share Cap to the Investors pursuant to the Convertible Notes Transaction. Such shares might be issued:
•	upon any conversion or redemption of, or in lieu of payment of cash interest on, the $5.0 million principal amount convertible note that remains outstanding;

•	upon exercise of warrants to purchase an aggregate of 921,072 shares of our common stock, including 754,405 warrants issued to the Investors and warrants to acquire 166,667 shares issued to the placement agent for the Convertible Notes Transaction; or

•	upon exercise of warrants we will be required to issue to Amulet Limited in connection with the cash redemption of the $5.0 million outstanding principal amount, should this amount be redeemed in cash prior to the maturity date.
          In addition, if the shareholders vote to approve the issuance of the shares in excess of the Share Cap, we will have the right to redeem in cash the remaining outstanding $5.0 million principal amount of the convertible notes at par plus a 5% premium and to issue shares of our common stock to pay interest on the note (without the consent of Amulet Limited). If we make such redemption, we will be obligated to issue warrants to Amulet Limited. Because of the share deficiency, we are currently not entitled at our election to redeem all of the outstanding convertible notes for cash.

          Regardless of whether Proposal Four is approved, Amulet Limited, the holder of the $5.0 million principal amount of the outstanding convertible note, will have the right, upon notice to us, to require that we redeem in cash the remaining outstanding $5.0 million principal amount of the convertible note, at par plus a 5% premium and accrued interest. Amulet Limited has agreed to refrain from exercising its right of redemption until following the Annual Meeting. The approximate amount required to be paid to Amulet Limited under the convertible note held by it is $5,338,143, consisting of $5.0 million principal amount owing, $250,000 premium, and accrued interest as of April 27, 2006 of $88,143. Of this amount, $5.0 million is held in a restricted, collateral account for the benefit of Amulet Limited and may not be used by us for any purpose other than to pay the amounts owing to Amulet Limited.
     Use of Proceeds
          Although issuances of shares in excess of the Share Cap generally will not result in the receipt by us of any additional proceeds, we may receive up to an additional $9.3 million in aggregate gross proceeds if and when all warrants issued to the Investors and the placement agent as of March 6, 2006 (including warrants that are currently out-of-the-money) are exercised in full (assuming the exercise prices of all outstanding warrants as of March 6, 2006). Any funds received from the issuance of shares in excess of the Share Cap will be used for general corporate purposes.
          In addition, if any portion of the outstanding $5.0 million principal amount of the convertible note is converted into, redeemed, or otherwise exchanged for shares of our common stock, the amount of our cash required to be maintained in the collateral account securing the note obligations will be reduced on a dollar-for-dollar basis and we would be able to use such funds for general corporate purposes.
     Dilutive Effect
          If Proposal Four is approved, our shareholders immediately prior to the issuance of the any shares in excess of the Share Cap could incur dilution in their percentage ownership of our common stock. Although the actual number of shares that may be issued pursuant to the Convertible Notes Transaction is not certain, approximately 929,368 shares are currently issuable upon conversion of the remaining principal amount of the convertible notes (assuming conversion of the entire $5.0 million principal amount at the currently out-of-the-money conversion ratio of $5.38 per share), and an aggregate of 1,910,834 shares of our common stock are currently issuable upon the exercise of all outstanding warrants. The exercise prices of the warrants are noted in the table above. On March 6, 2006, the closing price of our common stock was $1.59. The approval of Proposal Four would also allow us to issue additional shares of our common stock to pay interest on the remaining principal amount of the convertible notes, which would result in additional dilution to our shareholders.
          The number of shares of our common stock actually issued in excess of the Share Cap may be more or less than would be issuable upon full conversion of the remaining convertible note and full exercise of all of the warrants currently outstanding as a result of the anti-dilution adjustment provisions of the convertible note and the warrants. For example, if we were to issue shares of our common stock or securities convertible into shares of our common stock at a price lower than the current conversion price of the outstanding convertible notes ($5.38) or the exercise prices of the outstanding warrants ($1.44, $1.69, $1.82, $2.15 and $5.38), the anti-dilution provisions of the note and warrants would result in the conversion price and exercise prices being adjusted downward, thus resulting in the issuance of additional shares of our common stock upon the conversion of the note or exercise of the warrants.
Consequences of Failure to Obtain Approval of Potential Issuance of Shares in Excess of the Share Cap
          If Proposal Four does not receive shareholder approval, we will not be able to issue shares of common stock in excess of the Share Cap to the Investors. Thus, if Proposal Four is not approved, we will still have a “share deficiency” and will be limited in the number of shares that we may issue in connection with the Convertible Notes Transaction.
          Accordingly, the remaining $5.0 million principal amount of the convertible notes may not be redeemed in shares of our common stock, we will be unable to effect the cash redemption of the $5.0 million outstanding convertible note held by Amulet Limited without the consent of Amulet Limited or pay interest on the convertible notes in shares of our common stock. Furthermore, the holders of the warrants will be required to continue to hold the balance of the warrants in their unexercised form, to the extent the share deficiency precludes the warrant exercise. If the warrant holders are unable to exercise the warrants issued pursuant to the Convertible Notes Transaction, we will not receive any proceeds from the exercise of such warrants.
          Regardless of whether Proposal Four is approved, Amulet Limited, the holder of the $5.0 million principal amount of the outstanding convertible note, will have the right, upon notice to us, to require that we redeem in cash the remaining outstanding $5.0 million principal amount of the convertible note, plus a 5% premium and accrued interest. Amulet Limited has agreed to refrain from exercising its right of redemption until following the Annual Meeting. The approximate amount required to be paid to Amulet Limited under the convertible note held by it is $5,338,143, consisting of $5.0 million principal amount owing, $250,000 premium, and accrued interest as of April 27, 2006 of $88,143. Of this amount, $5.0 million is held in a restricted, collateral account for the benefit of Amulet Limited and may not be used by us for any purpose other than to pay the amounts owing to Amulet Limited.
Additional Information
          The Purchase Agreements, Form of Convertible Notes, Forms of Common Stock Warrants and Registration Rights Agreements entered into in connection with the Convertible Notes Transaction are filed as exhibits to our current reports on Form 8-K filed with the Securities and Exchange Commission on November 4, 2004, April 14, 2005, July 26, 2005, December 12, 2005 and January 4, 2006. The Form 8-Ks also contain additional descriptions of the Convertible Notes Transaction.
          THIS SUMMARY OF THE TERMS OF THE CONVERTIBLE NOTES TRANSACTION IS INTENDED TO PROVIDE YOU WITH BASIC INFORMATION CONCERNING THE TRANSACTION; HOWEVER, IT IS NOT A SUBSTITUTE FOR REVIEWING THE PURCHASE AGREEMENTS, THE FORM OF CONVERTIBLE NOTES, THE FORMS OF COMMON STOCK WARRANTS, THE REGISTRATION RIGHTS AGREEMENTS AND THE ADDITIONAL TRANSACTION DOCUMENTS IN THEIR ENTIRETY, WHICH HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. YOU SHOULD READ THIS SUMMARY IN CONJUNCTION WITH SUCH DOCUMENTS.
          OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF PROPOSAL FOUR.

OTHER INFORMATION YOU NEED TO MAKE AN INFORMED DECISION
Directors, Executive Officers and Significant Employees
          The following table sets forth, as of February 28, 2006, the names of our directors, director nominees, executive officers and other significant employees and their respective ages and positions:

Name	Age	Position
Bradley C. Almond	39	Vice President, Finance and Administration, Chief Financial Officer and Treasurer
Robert C. Hausmann (1)	42	Director
Charles N. Kahn III (2)	54	Director
James S. Marston (1)(3)	72	Director
Russell J. Morgan	46	Vice President, Client Services
David J. Robertson	47	Vice President, Engineering
Antonio R. Sanchez III (3)	32	Director
Paul E. Schlosberg (1)(2)(3)	55	Director
Richard D. Spurr	52	Chairman of the Board, Chief Executive Officer and President
Dr. Ben G. Streetman (2)	66	Director
Ronald A. Woessner	48	Senior Vice President, General Counsel and Secretary

(1)	Member of the Audit Committee.

(2)	Member of the Nominating and Corporate Governance Committee.

(3)	Member of the Compensation Committee.
          Bradley C. Almond joined our company in November 2003 and has served as Vice President of Finance and Administration, Chief Financial Officer and Treasurer since April 2004. Mr. Almond previously served as Vice President, Investor Relations and Mergers and Acquisitions from November 2003 through March 2004. From April 1998 to November 2003, Mr. Almond worked at Entrust, Inc., where he held a variety of management positions, including President Entrust Japan (in Tokyo, Japan), General Manager Entrust Asia and Latin America, Vice President of Finance and Vice President of Sales and Customer Operations. Prior to April 1998, Mr. Almond was employed by Nortel Networks Corporation in their Dallas, Texas and then Paris, France offices in various finance and operations roles, including Product Line Controller. Prior to Nortel, Mr. Almond was employed by KPMG Peat Marwick. Mr. Almond received his Certified Public Accountant certification in 1993.
          Robert C. Hausmann was elected to our Board in November 2005. He is currently a consultant to public and private companies with respect to operational and financial market matters, including Sarbanes-Oxley and systems and process re-engineering. Formerly, Mr. Hausmann served as Vice President and Chief Financial Officer of Securify, Inc. from September 2002 through June 2005. From September 1999 through September 2002, Mr. Hausmann served as Vice President and Chief Financial Officer of Resonate, Inc. and helped manage the company’s initial public offering. Previously, he served as operations partner and chief financial officer of Mohr, Davidow Ventures, a Silicon Valley based venture capital partnership. Mr.

Hausmann holds an MBA from Santa Clara University and a B.A. in Finance and Accounting from Bethel College.
          Charles N. Kahn III was elected to our Board in June 2005. He is president of the Federation of American Hospitals, the national advocacy organization for investor-owned hospitals and health systems. Previously, he served as executive vice president and president for the Health Insurance Association of America. As a staff director for the Health Subcommittee of the House Ways and Means Committee from 1995-1998, Kahn helped bring about HIPAA and the Medicare provisions of the 1997 Balanced Budget Act. In addition to teaching health policy at Johns Hopkins University, George Washington University, and Tulane University, he has numerous academic and advisory appointments. He holds a Bachelor of Arts from Johns Hopkins University and a Masters of Public Health from Tulane University.
          James S. Marston was elected to our Board in September 1991 and served as the Acting Chairman of the Board from January 9, 2006 to February 1, 2006. From September 1987 through February 1998, Mr. Marston served as a Senior, or Executive, Vice President and the Chief Information Officer of APL Limited, a U.S.-based intermodal shipping company. Between 1986 and 1987, Mr. Marston served as President of AMR Technical Training Division, AMR Corporation. From 1982 until 1986, he was Vice President of Data Processing and Communications for American Airlines, in which position he was in charge of the Sabre reservations system and related technologies.
          Russell J. Morgan joined our company in September 2002 and has served as Vice President, Client Services since joining us. From February 1997 until August 2002, he worked at Entrust, Inc. where he held a variety of senior management positions, including director, professional services and senior director, Entrust.net. At Entrust, Mr. Morgan was responsible for founding and building the Professional Services organization and building and operating a WebTrust certified secure data center for issuing digital certificates to business customers. Prior to February 1997, Mr. Morgan held a number of key management positions at Lockheed Martin, where he specialized in secure messaging and military command and control systems. Mr. Morgan is a professional engineer with over 20 years experience in delivering customer-focused technology solutions.
          David J. Robertson joined our company in March 2002 and has served as Vice President, Engineering since joining us. Mr. Robertson has over 20 years of experience in the telecommunications and Internet industries, with specific expertise in network architecture, security and protocols, PBX and Key System design in circuit and packet environments and broadband and cellular access systems. He has also worked extensively in product areas involving 802.11, DECT and other unlicensed wireless access standards. Mr. Robertson has contributed to the early stages of Telecommunications Standards’ definition for the Unlicensed Wireless Industry in the U.S. and Canada and to the finalization of the ADSI standard for enhanced telecommunications carrier service deployment. He participated in pioneering efforts toward end-to-end voice quality standards for Quality of Service in many wireline and wireless domains. He is a member of multiple company advisory boards and serves with the City of Richardson Chamber of Commerce.
          Antonio R. Sanchez III was elected to our Board in May 2003. Since October 2001, he has been Executive Vice President of Sanchez Oil & Gas Corporation. He is a graduate of Georgetown University, where he received a Bachelor of Science Degree in Business Administration with a concentration on Accounting and Finance and a minor in Economics. Mr. Sanchez also holds an MBA degree from Harvard University. From 1997 through 1999, he was employed as an analyst in the mergers and acquisitions group in the New York City office of JP Morgan. From 1999 through 2001, he worked at our company in a variety of positions, including sales and marketing, product development and investor relations. He is currently involved in the day-to-day operations of Sanchez Oil & Gas Corporation.
          Paul E. Schlosberg was elected to our Board in June 2005. He brings nearly 30 years of experience in investment banking. He is currently the founder, chairman, and CEO of INCA Group LLC, which facilitates corporate restructuring, merger, acquisition, and capital funding activities for both public and private enterprises. From 1994 to 2003 he served in various capacities at the investment banking firms of First Southwest Asset Management, Inc. and First Southwest Company, including chairman and CEO, president and chief operating officer, and vice chairman of the board of directors. He is also a member of The Nasdaq Stock Market, Inc. Listing Qualifications Committee, an advisor to three private investment funds, and a current member of the board of The Center for BrainHealth at the University of Texas at Dallas and a past member of the American Heart Association’s Dallas chapter board. From 1982 to 1994 he worked for Bear, Stearns & Co. as account executive and associate director. He holds a Bachelor of Business Administration from the University of Texas and a Masters of Business Administration from Southern Methodist University.
          Richard D. Spurr joined our company in January 2004 and has served as Chief Executive Officer since March 2005 and as President and Chief Operating Officer since joining us. He was elected to our Board in May 2005 and appointed Chairman of the Board on February 1, 2006. Mr. Spurr brings 30 years of global IT experience in building sales, marketing, service and operations in both corporate and fast-growing environments, previously as Senior Vice President, Worldwide Sales, Marketing and Business Development for Securify, Inc. beginning March 2003. From 1974 until 1990, Mr. Spurr worked for IBM where, as Regional Manager, he was responsible for over 1,000 employees, and as Group Director in Tokyo, for a $1.2 billion business throughout the Asia Pacific Region. Mr. Spurr then took two start-ups, SEER Technologies, Inc. and Entrust, Inc. (where he served in several senior executive positions), from early stages through IPOs and beyond. Under his leadership, both companies increased revenue over eight-fold in three years, with Entrust, Inc.’s revenue topping $148 million a year.
          Dr. Ben G. Streetman was elected to our Board in July 1998. Dr. Streetman is Dean of the College of Engineering at The University of Texas at Austin and holds the Dula D. Cockrell Centennial Chair in Engineering. He is a Professor of Electrical and Computer Engineering and was the founding director of the Microelectronics Research Center, The University of Texas at Austin, from 1984 until 1996. Dr. Streetman also serves as a director of National Instruments Corporation.
          Ronald A. Woessner joined our company in April 1992 as General Counsel and has served as Secretary since March 1993 and as Senior Vice President since May 2000. He was previously a corporate and securities attorney with the Dallas-based law firm of Johnson & Gibbs, P.C., where he specialized in public and private equity and debt financings, mergers and acquisitions, and leveraged buy-outs.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
          The following table sets forth the shares of our common stock beneficially owned by (1) each of our directors, (2) our named executive officers (which, for this purpose, includes our former Chief Executive Officer and President, John A. Ryan), (3) all of our directors and executive officers as a group, and (4) all persons known by us to beneficially own more than 5% of our outstanding common stock, as of February 28, 2006:

	Amount and Nature of
	Beneficial Ownership (1)
	Number of Common Stock	Percentage of
	Shares	Total Common Stock Shares
Beneficial Owner (2)	Beneficially Owned (3)	Outstanding (3)
Bradley C. Almond (4)	149,332	*
George W. Haywood (5) c/o Cronin & Vris, LLP 380 Madison Avenue, 24th Floor New York, New York 10017	5,706,703	11.38%
Robert C. Hausmann (6)	6,250
Charles N. Kahn III (7)	23,408
James S. Marston (6)	312,184	*
Russell J. Morgan (6)	150,000	*
David J. Robertson (6)	299,894	*
John A. Ryan (8)	1,485,309	2.92%
Antonio R. Sanchez, Jr. (9) Post Office Box 2986 Laredo, Texas 78044	2,720,896	5.46%
Antonio R. Sanchez III (10)	521,156	1.05%
Paul E. Schlosberg (6)	18,958	*
Richard D. Spurr (11)	807,608	1.60%
Dr. Ben G. Streetman (6)	259,168	*
Ronald A. Woessner (12)	87,027	*
All directors and executive officers as a group (11 persons) (13)	2,634,986	5.08%

*	Denotes ownership of less than 1%.

(1)	Reported in accordance with the beneficial ownership rules of the Securities and Exchange Commission. Unless otherwise noted, each shareholder listed in the table has both sole voting and sole investment power over the common stock shown as beneficially owned, subject to community property laws where applicable.

(2)	Unless otherwise noted, the address for each beneficial owner is c/o Zix Corporation, 2711 North Haskell Avenue, Suite 2200, LB 36, Dallas, Texas 75204-2960.

(3)	Percentages are based on the total number of shares of our common stock outstanding at February 28, 2006, which was 49,693,167 shares. Shares of our common stock that were not outstanding but could be acquired upon exercise of an option or other convertible security within 60 days of February 28,

2006 are deemed outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by a particular person. However, such shares are not deemed to be outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by any other person.

(4)	Includes (i) 133,333 shares that Mr. Almond has the right to acquire under outstanding stock options that are currently exercisable or that become exercisable within 60 days of February 28, 2006 and (ii) 1,104 shares issuable upon exercise of certain warrants.

(5)	As reported in Mr. Haywood’s most recent Schedule 13G/A, filed February 14, 2006, and Forms 4/A, filed February 17, 2006. Includes (i) 41,500 shares that are owned by family members of Mr. Haywood, (ii) 115,000 shares owned by the estate of a family member for which Mr. Haywood is executor and has voting power and (iii) 463,556 shares of common stock currently issuable to him upon exercise of certain warrants.

(6)	This individual has the right to acquire these shares under outstanding stock options that are currently exercisable or that become exercisable within 60 days of February 28, 2006.

(7)	Includes (i) 18,958 shares that Mr. Kahn has the right to acquire under outstanding stock options that are currently exercisable or that become exercisable within 60 days of February 28, 2006 and (ii) 1,104 shares issuable upon exercise of certain warrants.

(8)	Mr. Ryan separated from employment with our company in October 2005. Includes (i) 1,050,000 shares that Mr. Ryan has the right to acquire under outstanding stock options that are currently exercisable or that become exercisable within 60 days of February 28, 2006 and (ii) 66,518 shares currently issuable upon exercise of certain warrants.

(9)	As reported in Mr. Sanchez’s most recent Schedule 13D/A, filed August 11, 2005. Includes (i) 1,963,770 shares held by Mr. Sanchez, Jr. directly, (ii) 9,375 shares held by family members of Mr. Sanchez, Jr., (iii) 91,123 shares held by trusts for which he serves as trustee or co-trustee, (iv) 523,592 shares held by SANTIG, Ltd., a family limited partnership for which he owns and controls the managing general partner, Sanchez Management Corporation, and (v) 133,036 shares currently issuable to Mr. Sanchez, Jr. and SANTIG, Ltd. upon exercise of certain warrants. Mr. Sanchez, Jr. is a former director and father of current director Antonio R. Sanchez III.

(10)	Includes (i) 200,446 shares held by Mr. Sanchez III directly, (ii) 170,121 shares held by a trust for which he serves as co-trustee, along with 11,032 shares issuable to him and 44,345 shares issuable to the trust upon exercise of certain warrants and (iii) 95,207 shares that he has the right to acquire under outstanding stock options that are currently exercisable or that become exercisable within 60 days of February 28, 2006. Mr. Sanchez III is the son of Antonio R. Sanchez, Jr., a former director.

(11)	Includes (i) 781,542 shares that Mr. Spurr has the right to acquire under outstanding stock options that are currently exercisable or that become exercisable within 60 days of February 28, 2006 and (ii) 5,519 shares issuable upon exercise of certain warrants.

(12)	Includes (i) 72,916 shares that Mr. Woessner has the right to acquire under outstanding stock options that are currently exercisable or that become exercisable within 60 days of February 28, 2006 and (ii) 2,500 shares held by a trust for which Mr. Woessner serves as trustee.

(13)	Includes 2,123,517 and 63,109 shares of our common stock that the group has the right to acquire under outstanding stock options and warrants, respectively, that are currently exercisable or that become exercisable within 60 days of February 28, 2006.
Section 16(a) Beneficial Ownership Reporting Compliance
          Under the securities laws of the U.S., our directors, officers and any beneficial owner of more than 10% of our outstanding common stock (collectively, “insiders”) are required to report their initial ownership of our common stock and any subsequent changes in their ownership to the SEC. The SEC’s rules require insiders to provide us with copies of all reports that the insiders file with the SEC pursuant to Section 16(a) of the Exchange Act. Specific due dates have been established by the SEC, and we are required to disclose any failure to file by those dates. Based upon our review of filings with the SEC and written representations that no other reports were required to be filed, we believe that our insiders complied with all Section 16(a) filing requirements applicable to them during 2005.
CORPORATE GOVERNANCE
          We are in compliance with the current corporate governance requirements imposed by the Sarbanes-Oxley Act of 2002 and the Nasdaq Marketplace Rules. We will continue to modify our policies and procedures to ensure compliance with developing standards in the corporate governance area. Set forth below is information regarding the meetings of our Board during the calendar year 2005, a description of the standing committees of our Board and additional highlights of our corporate governance policies and procedures.
Independent Directors
          Our Board has determined that Messrs. Hausmann, Kahn, Marston, Sanchez and Schlosberg and Dr. Streetman each qualify as “independent” in accordance with the published listing requirements of Nasdaq. The Nasdaq independence definition includes a series of objective tests, such as that the director is not an employee of the company and has not engaged in various types of business dealings with the company. In addition, as further required by the Nasdaq Marketplace Rules, our Board has made a subjective determination as to each independent director that no relationships exist which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
          In addition, as required by the Nasdaq Marketplace Rules, the members of the Audit Committee each qualify as “independent” under special standards established by the SEC for members of audit committees. The Audit Committee also includes at least one independent member who is determined by our Board to meet the qualifications of an “audit committee financial expert” in accordance with SEC rules, including that the person meets the relevant definition of an “independent director.” Mr. Hausmann is the independent director who has been determined to be an audit committee financial expert. Shareholders should understand that this designation is a disclosure requirement of the SEC related to Mr. Hausmann’s experience and understanding with respect to certain accounting and auditing matters. The designation does not impose upon Mr. Hausmann any duties, obligations or liability that are greater than are generally imposed on him as a member of the Audit Committee and our Board, and his designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or our Board. Our Board has also determined that each Audit Committee member has sufficient knowledge in reading and understanding our financial statements to serve on the Audit Committee.
Meeting and Committees of our Board
          Our business is managed under the direction of our Board of Directors. Our Board presently consists of seven members. The Board meets during the year to review significant developments and to act on matters requiring Board approval. The Board met on 15 occasions during the year ended December 31, 2005. Each of the current directors, except Mr. Sanchez, attended at least 75% of all meetings of our Board called during the time he served as a director in the past fiscal year. Each of the current directors attended at least 75% of all meetings of each committee of our Board on which he served in the past fiscal year.
          Our Board has a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee to devote attention to specific subjects and to assist our Board in discharging its responsibilities.
     Audit Committee
          Our Audit Committee is currently comprised of Robert C. Hausmann, James S. Marston and Paul E. Schlosberg and is chaired by Mr. Hausmann. Our Board has determined that all three members of the Audit Committee satisfy the independence and other requirements for audit committee membership required by the Marketplace Rules of Nasdaq and the SEC. Our Board has also determined that Mr. Hausmann qualifies as a “financial expert.” Shareholders should understand that this designation is a disclosure requirement of the SEC related to Mr. Hausmann’s experience and understanding with respect to certain accounting and auditing matters. The designation does not impose upon Mr. Hausmann any duties, obligations or liability that are greater than are generally imposed on him as a member of the Audit Committee and our Board, and his designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or our Board. The function of the Audit Committee is described below under the heading “REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS.” The Audit Committee operates under a written charter adopted by our Board that is available on our Website at www.zixcorp.com under the heading “Corporate Governance.” The Audit Committee met on eight occasions during the year ended December 31, 2005. The information regarding the audit committee charter and committee independence shall not be deemed to be incorporated by reference in any filing by us under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that we specifically incorporate this information by reference.
     Fees Paid to Independent Registered Public Accounting Firm
          Deloitte & Touche LLP (“Deloitte”) has been selected by the Audit Committee as our independent registered public accounting firm for fiscal year 2006. On April 27, 2004, our Audit Committee requested management to solicit proposals from several independent registered accounting firms for professional services relating to the audit of our financial statements. On June 16, 2004, we engaged Deloitte as our independent registered public accounting firm to audit our financial statements commencing with year 2004, subject to Deloitte’s satisfactory completion of its client acceptance procedures. On June 16, 2004, we also notified Ernst & Young LLP (“E&Y”), our independent auditors for the year ended December 31, 2003 and previous years, of our election to dismiss E&Y as our independent auditors. The foregoing was approved by our Audit Committee.
          The reports of E&Y on our financial statements for the years ended December 31, 2002 and 2003 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with its audits of our financial statements for the years ended December 31, 2002 and 2003 and through June 16, 2004, (i) there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to E&Y’s satisfaction, would have caused E&Y to make reference to the subject matter of the disagreements in connection with its reports; and (ii) there were no reportable events as described in Item 304(a)(1)(v) of the SEC’s Regulation S-K. E&Y agreed with the foregoing disclosures as evidenced by their letter addressed to the SEC. See our Current Report on Form 8-K, dated June 23, 2004, for a copy of such letter.
          During the years ended December 31, 2002 and 2003, and through June 16, 2004, Deloitte was not engaged as an independent accountant to audit either our financial statements or any of our subsidiaries, nor have we or anyone acting on our behalf consulted with Deloitte regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements; or (ii) any matter that was the subject of a disagreement or reportable event as set forth in Item 304(a)(2)(ii) of Regulation S-K.
          Deloitte did, however, conduct the American Institute of Certified Public Accountants (AICPA) and Canadian Institute of Chartered Accountants (CICA) SysTrustTM certification examinations of our ZixSecure CenterTM and related ZixMessage CenterTM functions. We received our initial SysTrust certification and SAS-70 report from Deloitte in May 2003, and Deloitte concluded its latest reexamination for both in May 2005. The SysTrust certification examination signifies that a company has effective system controls and safeguards that meet pre-defined principles and criteria related to issues such as security, availability, processing integrity and confidentiality. A SAS-70 examination signifies that an organization has had its control objectives examined by an independent accounting and auditing firm.
          Following is a summary of Deloitte’s professional fees billed for the years ended December 31, 2004 and 2005, respectively:

	2004		2005
Audit Fees	$573,905	(1)	$916,980	(1)
Audit-Related Fees	18,145	(2)	18,774	(2)
Tax Fees	59,000	(3)	42,379	(3)
All Other Fees	102,951	(4)	102,709	(4)

Total Fees	$754,001		$1,080,842

(1)	Audit fees consist of the annual audits of our consolidated financial statements included in Form 10-K, the quarterly reviews of our consolidated financial statements included in Form 10-Q, and the audit of management’s report on internal control over financial reporting, as well as accounting advisory services related to financial accounting matters, and services related to filings made with the SEC.

(2)	Audit-related fees consist of required audits of our employee benefit plan and access to online research tools.

(3)	Tax fees include assistance with certain tax compliance matters and various tax planning consultations.

(4)	All other fees consist of professional services rendered in performing the ZixCorp AICPA/ CICA SysTrust audit of the ZixMessage CenterTM portal and the relevant components of the ZixData CenterTM.
     Audit Committee Pre-Approval Policy
          Our Audit Committee is required to pre-approve the audit and non-audit services to be performed by our independent registered public accounting firm in order to assure that the provision of such services does not impair the auditor’s independence. Annually, our independent registered public accounting firm will present to our Audit Committee services expected to be performed by the independent auditor over the next 12 months. Our Audit Committee will review and, as it deems appropriate, pre-approve those services. The services and estimated fees are to be presented to our Audit Committee for consideration in the following categories: Audit, Audit-Related, Tax and All Other (each as defined in Schedule 14A of the Exchange Act). For each service listed in those categories, our Audit Committee is to receive detailed documentation indicating the specific services to be provided. The term of any pre-approval is 12 months from the date of pre-approval, unless our Audit Committee specifically provides for a different period. Our Audit Committee will review, on at least a quarterly basis, the services provided to date by the independent registered public accounting firm and the fees incurred for those services. Our Audit Committee may also revise the list of pre-approved services and related fees from time-to-time, based on subsequent determinations. All of the services provided by the independent registered public accounting firm were approved by our Audit Committee.
     Compensation Committee
          Our Compensation Committee is currently comprised of James S. Marston, Paul E. Schlosberg and Antonio R. Sanchez III and is chaired by Mr. Marston. Our Board has determined that each member of the Compensation Committee qualifies as “independent” in accordance with the published listing requirements of Nasdaq. The Compensation Committee operates under a written charter that is available on our Website at www.zixcorp.com under the heading “Corporate Governance.” Under the charter, the Compensation Committee’s primary responsibilities are to: (i) establish our company’s overall management compensation philosophy and policy; (ii) make recommendations to our Board with respect to corporate goals and objectives with respect to compensation for our executive officers, including our Chief Executive Officer; (iii) make recommendations to our Board with respect to our executive officers’ annual compensation, including salary, bonus and incentive and equity compensation; and (iv) administer our incentive compensation programs and other equity-based compensation plans. Our entire Board of Directors often fulfills the role of the Compensation Committee. The Compensation Committee met once during the year ended December 31, 2005.
     Nominating and Corporate Governance Committee
          Our Nominating and Corporate Governance Committee is currently comprised of Charles N. Kahn III, Paul E. Schlosberg and Dr. Ben G. Streetman and is chaired by Mr. Kahn. Our Board has determined that each member of the Nominating and Corporate Governance Committee qualifies as “independent” in accordance with the published listing requirements of Nasdaq. The Nominating and Corporate Governance Committee operates under a written charter that is available on our Website at www.zixcorp.com under the heading “Corporate Governance.” Under the charter, the committee’s principal responsibilities include: (i) identifying individuals qualified to become members of our Board and recommending candidates for reelection as directors; (ii) developing and recommending to the Board a set of corporate governance principles applicable to our company; and (iii) taking a leadership role in shaping the corporate governance of our company, including the composition of our Board and its committees. The Nominating and Corporate Governance Committee did not meet during the year ended December 31, 2005. During calendar year 2005, our full Board of Directors, including all members of the Nominating and Corporate Governance Committee, met to discuss and approve the nominations of Messrs. Hausmann, Kahn and Schlosberg to serve as members of our Board of Directors.
          The Nominating and Corporate Governance Committee will consider director nominees recommended by our shareholders. Shareholders desiring to submit nominations for Board members to be included in next year’s proxy statement should forward them no later than      ,

2006 to Ronald A. Woessner, Secretary, at our principal executive offices at 2711 North Haskell Avenue, Suite 2200, LB 36, Dallas, Texas 75204-2960. See “Selection of Director Nominees” below for further information. The final selection of director nominees is within the sole discretion of our Board.
Selection of Director Nominees
          The Nominating and Corporate Governance Committee has a policy with respect to the consideration of director candidates recommended by shareholders. The policy provides that any shareholder of record who is entitled to vote for the election of directors at a meeting called for that purpose may nominate persons for election to our Board of Directors, subject to the following requirements.
          A shareholder desiring to nominate a person for election to our Board of Directors must send a written notice to our General Counsel no later than      , 2006. The written notice is to include the following information: (i) the name of the candidate; (ii) the address, phone and fax number of the candidate; (iii) a statement signed by the candidate that certifies that the candidate wishes to be considered for nomination to our Board of Directors, explains why the candidate believes that he or she meets the minimum Director Qualification Criteria (discussed below) and would otherwise be a valuable addition to our Board of Directors, (iv) the number of shares of our stock that are beneficially owned by such candidate; and (v) all information required to be disclosed in solicitations of proxies for election of directors, or as otherwise required, in each case pursuant to Regulation 14A under the Exchange Act.
          Our Board of Directors has set forth minimum qualifications, or Director Qualification Criteria, that a recommended candidate must possess. All candidates must have the following characteristics if they are to be considered to serve on our Board of Directors as an “independent” director:
•	The highest personal and professional ethics, integrity and values;

•	Broad-based skills and experience at an executive, policy-making level in business, academia, government or technology areas relevant to our activities;

•	A willingness to devote sufficient time to become knowledgeable about our business and to carry out his or her duties and responsibilities effectively;

•	A commitment to serve on our Board for two years or more at the time of his or her initial election; and

•	Be between the ages of 30 and 70 at the time of his or her designation as an independent director of the Board.
          Candidates who will serve on the Audit Committee must have the following additional characteristics:
•	All candidates must meet additional independence requirements in accordance with applicable rules and regulations;

•	All candidates must have the ability to read and understand fundamental financial statements, including a company’s balance sheet, statement of operations and statement of cash flows; and

•	At least one member of the Audit Committee must meet the requirements of an “audit committee financial expert” under SEC rules and regulations.

Other factors considered in candidates may include, but are not limited to, the following:
•	Experience in the technology areas relevant to our activities;

•	Experience as a director or executive officer of a large public company;

•	Experience as an independent public accountant;

•	Significant academic experience in a field of importance to our company;

•	Recent experience in an operating role at a large company; and

•	Other relevant information.
          The Nominating and Corporate Governance Committee’s process for identifying and evaluating director candidates is as follows:
•	The Chairman of our Board, the Nominating and Corporate Governance Committee or other Board members identify the need to add new members to the Board with specific criteria or to fill a vacancy on the Board.

•	The Chair of the Nominating and Corporate Governance Committee initiates a search, working with staff support and seeking input from the members of the Board and senior management, and hiring a search firm, if necessary.

•	The Nominating and Corporate Governance Committee identifies an initial slate of candidates, including any recommended by shareholders and accepted by the Nominating and Corporate Governance Committee, after taking account of the Director Qualification Criteria.

•	The Nominating and Corporate Governance Committee determines if any Board members have contacts with identified candidates and if necessary, uses a search firm.

•	The Chairman of the Board, the Chief Executive Officer and at least one member of the Nominating and Corporate Governance Committee interview prospective candidate(s).

•	The Nominating and Corporate Governance Committee keeps the Board informed of the selection progress.

•	The Nominating and Corporate Governance Committee meets to consider and approve final candidate(s).

          These procedures do not create a contract between our company, on the one hand, and a company shareholder(s) or a candidate recommended by a shareholder(s), on the other hand. We reserve the right to change these procedures at any time, consistent with the requirements of applicable law, rules and regulations.
          The Nominating and Corporate Governance Committee presents selected candidate(s) to the Board and seeks full Board endorsement of such candidate(s). There is no third party that we pay to assist in identifying or evaluating potential director nominees.
Shareholder Communication with our Board
          Shareholders interested in communicating with our Board of Directors may do so by writing to our General Counsel, Ronald A. Woessner, at 2711 North Haskell Avenue, Suite 2200, LB 36, Dallas, Texas 75204-2960. Our General Counsel will review all shareholder communications. Those that appear to contain subject matter reasonably related to matters within the purview of our Board of Directors will be forwarded to the entire Board or the individual Board member to whom the communication is addressed. Obscene, threatening or harassing communications will not be forwarded.
          We encourage the members of our Board to attend our Annual Meeting of Shareholders, although attendance is not mandatory. None of our outside directors attended the 2005 annual meeting of shareholders.
Code of Ethics
          We have a Code of Business Conduct, which applies to all of our employees, officers and directors, including a “Code of Ethics,” which applies to our Chief Executive Officer and senior financial officials. The Code of Business Conduct is available on our Website at www.zixcorp.com under the heading “Corporate Governance.” Any waiver of the Code of Ethics will be publicly disclosed as required by applicable law, rules and regulations.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
Summary Compensation Table
     The following table sets forth the compensation paid to our named executive officers for services rendered to our company for the periods indicated:

					Long-Term Compensation
					Awards		Payouts
		Annual Compensation				Number of
		Salary	Bonus	Other	Restricted	Securities
		(Cash and	(Cash and	Annual	Stock	Underlying	LTIP	All Other
Name and Principal Position	Year	Non-cash)	Non-cash)	Compensation	Award(s)	Options	Payouts	Compensation (1)
John A. Ryan (2)	2005	$175,000	$—	$20,000 (3)	$—	—	$—	$—
	2004	300,000	88,800	—	—	—	—	630
	2003	300,000	160,000	—	—	—	—	—

Richard D. Spurr	2005	294,271	106,048	—	—	350,000	—	966
Chairman, Chief Executive Officer	2004	232,292	150,000	—	—	1,000,000	—	918
and President	2003	—	—	—	—	—	—	—

Bradley C. Almond	2005	225,000	26,512	—	—	—	—	5,378
Vice President, Finance and	2004	197,917	22,200	—	—	125,000	—	5,378
Administration, Chief Financial	2003	21,875	15,000	—	—	100,000	—	696
Officer and Treasurer

Russell J. Morgan (4)	2005	181,698	39,768	—	—	—	—	420
Vice President, Client Services	2004	165,026	22,200	—	—	100,000	—	528
	2003	135,973	52,000	—	—	10,000	—	474

David J. Robertson	2005	200,000	39,768	—	—	—	—	5,630
Vice President, Engineering	2004	200,000	33,300	—	—	100,000	—	5,630
	2003	200,000	67,500	—	—	50,000	—	5,000

Ronald A. Woessner	2005	225,000	26,512	—	—	—	—	5,630
Senior Vice President,	2004	217,125	22,200	—	—	100,000	—	5,630
General Counsel and Secretary	2003	216,000	41,500	—	—	8,791	—	5,000

(1)	Represents our contributions to our 401(k) Retirement Plan, Employee Stock Purchase Plan or Life Insurance Premiums.

(2)	Served as our Chief Executive Officer until February 2005.

(3)	Paid, beginning November 2005, pursuant to a consulting agreement between the parties.

(4)	Annual compensation is paid in Canadian dollars and has been translated to U.S. dollars at an average rate for the year.

Option Grants in 2005
     We made the following stock option grants to our named executive officers during the year ended December 31, 2005:

Individual Grants
	Number of	% of Total			Potential Realizable Value
	Securities	Options			at Assumed Annual Rates
	Underlying	Granted to	Exercise		of Stock Price Appreciation
	Options	Employees	Price Per	Expiration	for Option Term
Name	Granted	in 2005	Share	Date	5%	10%
John A. Ryan	—	—	$—	—	$—	$—
Richard D. Spurr	350,000 (1)	30%	3.78	03/22/15	2,155,028	3,431,521
Bradley C. Almond	—	—	—	—	—	—
Russell J. Morgan	—	—	—	—	—	—
David J. Robertson	—	—	—	—	—	—
Ronald A. Woessner	—	—	—	—	—	—

(1)	The options vest pro-rata from the grant date every three months over the following three years of employment.
Aggregated Option Exercises in 2005 and Year-end Option Values
     The following table sets forth information relating to the exercises of stock options during the year ended December 31, 2005, and the value of unexercised stock options held as of December 31, 2005, by each of our named executive officers:

			Number of Securities
	Option Exercises During 2005		Underlying Unexercised		Value of Unexercised
	Number of		Options at		In-the-Money Options at
	Shares Acquired	Value	December 31, 2005		December 31, 2005
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable		Unexercisable
John A. Ryan	—	$—	1,050,000	—	$	N/A	$	N/A
Richard D. Spurr	—	—	634,573	715,427		N/A		N/A
Bradley C. Almond	—	—	116,667	208,333		N/A		N/A
Russell J. Morgan	—	—	150,000	—		N/A		N/A
David J. Robertson	—	—	275,000	—		N/A		N/A
Ronald A. Woessner	—	—	64,582	66,667		N/A		N/A

     Equity Compensation Plan Information
          The following table provides information about our equity compensation arrangements that have been approved by our shareholders, as well as equity compensation arrangements that have not been approved by our shareholders, as of December 31, 2005:

				Number of Securities
				Remaining Available for
	Number of Securities			Future Issuance Under
	to be Issued		Weighted-Average	Equity Compensation
	Upon Exercise of		Exercise Price of	Plans (Excluding
	Outstanding Options,		Outstanding Options,	Securities Reflected
	Warrants and Rights		Warrants and Rights	in Column (a))
Plan Category	(a)		(b)	(c)
Equity compensation plans approved by shareholders (1)	4,965,673	(2)	$6.90	3,106,950	(3)
Equity compensation plans not approved by shareholders	2,629,742		$7.27	23,376	(4)

Total	7,595,415		$7.03	3,130,326

(1)	Does not include the 500,000 share increase under our 2005 Stock Compensation Plan or the 750,000 shares under the 2006 Directors’ Stock Option Plan that are subject to shareholder approval at the Annual Meeting.

(2)	Excludes the 276,869 shares that have been granted under our 2005 Stock Compensation Plan.

(3)	Includes 929,581 shares available to be issued under our 2001 Stock Option Plan, 15,000 shares available to be issued under our 2004 Directors’ Plan and 2,162,369 shares available to be issued under our 2004 Stock Option Plan.

(4)	Includes 14,476 shares available to be issued under our 2001 Employee Stock Option Plan and 8,900 shares available to be issued under our 2003 New Employee Stock Option Plan.
     A description of the material terms of our equity arrangements that have not been approved by our shareholders follows.
     Richard D. Spurr
          In February 2004, Mr. Spurr, our current Chairman, Chief Executive Officer and President, received options to acquire 650,000 shares of our common stock at an exercise price of $10.80 per share. These options vested 25% in April 2004 and the remaining balance vests quarterly through January 2007 on a pro-rata basis. The options automatically vest 100% in the event of a change in control of our company. At December 31, 2005, all 650,000 options remained unexercised. For additional information regarding these options, see “REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION” below.
     John A. Ryan
          In November 2001, we entered into a two-year employment agreement with Mr. Ryan , our former Chairman, Chief Executive Officer and President, that expired in November 2003. At the inception of Mr. Ryan’s employment, he received options to acquire 1,000,000 shares of our common stock at an exercise price of $5.24 per share that became fully vested in November 2003 pursuant to the John Ryan 2001 Stock Option Agreement Plan. As of December 31, 2005, all of these options remained unexercised.

     Other Non-Shareholder Approved Executive Stock Option Agreements
          In 2001 and 2002, options to purchase 450,000 shares of our common stock were granted to key company executives. The options have exercise prices ranging from $4.96 to $5.25 and became fully vested in March 2005. At December 31, 2005, 158,665 shares remained outstanding.
     Cook Employee Transferred Options
          David P. Cook, a former director and former executive officer of our company, received an option in 1998 to acquire 4,254,627 shares of our common stock at an exercise price of $7.00 per share pursuant to the AMTC [Zix] Corporation Stock Option Agreement. Mr. Cook reallocated 807,127 of his option shares (which we refer to as the Cook Employee Transferred Options) to certain of our current and former employees and a former director. Of the 807,127 Cook Employee Transferred Options, 18,000 shares remained outstanding as of December 31, 2005. These shares are governed by plan arrangements that are substantially the same as (if not identical to) the provisions of our 2004 Stock Option Plan. The exercise price of the Cook Employee Transferred Options is $7.00, and they are all currently vested. All remaining unallocated stock options granted to Mr. Cook in 1998 were either exercised or expired in 2004.
     Other Non-Shareholder Approved Stock Option Agreements
          From time-to-time, we may grant stock options to consultants, contractors and other third parties for services provided to our company. At December 31, 2005, options outstanding under non-shareholder approved arrangements to non-employees were 70,000.
     Other Option Grants
          As of December 31, 2005, 14,476 and 8,900 shares of our common stock were reserved for issuance upon exercise of outstanding stock options granted to employees under our 2001 Employee Stock Option Plan and 2003 New Employee Stock Option Plan, respectively. The terms of these stock option plans and plan arrangements are substantially the same as (if not identical to) the provisions of our 2004 Stock Option Plan. These options have exercise prices ranging from $3.00 to $11.00. The exercise price of all of these options was the fair market value of our common stock or greater on the date of grant, and the vesting periods ranged from immediately vested to vesting pro-rata over three years.
     Other Stock Grants
          As of December 31, 2005, 223,131 shares were available for issuance under our 2005 Stock Compensation Plan to certain employees for the payment of various compensation elements, of which 135,344 were available for grant as of February 28, 2006. The 2005 Stock Compensation Plan allows us to use our common stock to pay salary, bonus, commission compensation and severance compensation payable to our employees and former employees. As of March 6, 2006, we have not granted any restricted stock awards under the 2005 Stock Compensation Plan. Since the inception of the 2005 Stock Compensation Plan, 276,869 shares have been issued at an average price of $2.73. These shares are not included in the table above.

Employment and Severance Agreements with Certain Executive Officers
          See “REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION” for a discussion of the employment arrangements relating to Mr. Spurr, our Chairman, Chief Executive Officer and President, and Mr. Ryan, our former Chairman and Chief Executive Officer.
          We are a party to severance agreements with Messrs. Almond, Robertson, Spurr and Woessner which provide for the payment of six months in the case of Messrs. Almond and Robertson; 12 months in the case of Mr. Spurr; and 18 months in the case of Mr. Woessner; of each of their base salaries in the event each has “good reason” (as defined) to resign his employment or if his employment is terminated other than for “cause” (as defined). Mr. Woessner’s severance agreement also provides for the payment to him of two times his annual base salary if his employment terminates after a “change in control” (as defined) of our company, as well as confidentiality and stock option acceleration provisions.
Compensation of Board Members
  Standard Arrangements
          Under our 2004 Directors’ Plan, on the day a non-employee director is first appointed or elected to our Board of Directors, such director is granted nonqualified options to purchase 25,000 shares of our common stock, which vest quarterly and pro-rata over one year from the grant date with an exercise price equal to 100% of our common stock price on the grant date. Also, in January of each year (beginning January 2005), each director who served on our Board at least six months received a further grant of options equal to the greater of (i) one-half of one percent of the number of our outstanding shares (measured as of the immediately preceding December 31) or (ii) 200,000 shares, divided by the greater of (a) five or (b) the number of non-employee directors who had served on our Board of Directors for at least six months as of the grant date. The directors’ January stock options vest quarterly and pro-rata over three years from the grant date. The exercise price for these options is 100% of our common stock price on the grant date.
          Thus, in January 2005, Messrs. Marston and Sanchez and Dr. Streetman each received options to purchase 40,000 shares of our common stock at an exercise price of $4.99 per share. In June 2005, Messrs. Kahn and Schlosberg each received 25,000 option shares at an exercise price of $3.12 per share, and in November 2005, Mr. Hausmann received 25,000 option shares at an exercise price of $1.96 per share, in connection with the inception of their service on our Board.
          We reimbursed our directors for expenses they incurred attending our Board or committee meetings.
          In addition to the options described above, we pay our non-employee directors cash fees as follows:
•	Cash payment of $2,000 per meeting per director for attendance in person at Board meetings;

•	Cash payment of $1,000 per meeting per director for attendance at telephonic Board meetings;

•	Annual cash payment of $5,000 per director for serving as Chair of a Board committee (assuming attendance of at least two-thirds of the meetings); and

•	Annual cash payment of $2,000 per director for serving as a member (i.e., not the Chair) of a Board committee (assuming attendance of at least two-thirds of the meetings).
Certain Relationships and Related Transactions
          Todd R. Spurr, the son of Richard D. Spurr, our Chairman, Chief Executive Officer and President, is employed as an Account Executive in our Sales Department. Todd Spurr’s compensation is comprised of a base salary and commissions.
Compensation Committee Interlocks and Insider Participation
          During fiscal year 2005, the Compensation Committee was comprised of three independent directors: Michael E. Keane, James S. Marston and Dr. Ben G. Streetman. None of Messrs. Keane or Marston or Dr. Streetman is or was an officer or employee of our company or any of our subsidiaries. We have no executive officers who serve as a member of a board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
          The Compensation Committee (the “Committee”) of the Board of Directors of the Company administers the Company’s equity based incentive plans and recommends for the Board of Directors’ approval of the salaries and annual bonuses for executive officers. Comprised entirely of independent, non-employee directors of the Company, the Committee met once in 2005. The entire Board of Directors often fulfills the role of the Compensation Committee.
    Compensation Philosophy
          The Company’s executive officers’ compensation packages typically consist of salary, variable compensation, and stock options. The Company’s compensation philosophy is to set its executive officers’ salary and variable compensation by reference to each executive’s position with the Company and to the compensation of executives in similar positions at comparable companies. Variable compensation for certain of the Company’s executive officers is exclusively based on the Company’s actual performance in comparison to pre-defined Company performance objectives. Consequently, an executive officers’ compensation depends in large part on the success of the Company. Furthermore, variable compensation in the case of certain of the Company’s nonexecutive management employees is partially based on the Company’s performance in comparison to pre-defined Company performance objectives and partially based on the person’s individual achievement in comparison to pre-defined individual achievement goals. Similarly, stock options are awarded by the Company as a means of attracting potential executives and management to accept employment with the Company, and to align the interests of the executive officers and management with the Company’s shareholders.
    Former Chief Executive Officer Compensation
          At the beginning of 2005, the Company’s Chief Executive Officer (“CEO”) was John A. Ryan, a position he held since November 2001. In February 2005, Mr. Ryan resigned as the Company’s CEO and separated from employment with the Company in October 2005. At the time of his separation from employment, Mr. Ryan’s annual salary was $120,000. The parties entered into a consulting agreement with Mr. Ryan in connection with his separation from employment with the Company. Mr. Ryan remained the Company’s Chairman of the Board until October 21, 2005, when he resigned from the Company’s Board of Directors.
    Current Chief Executive Officer Compensation
          In March 2005, Richard D. Spurr, the Company’s President and Chief Operating Officer, was appointed CEO of the Company, and his base salary was increased to $300,000, from his previous salary of $275,000. In connection with establishing Mr. Spurr’s base salary as CEO, the Committee commissioned a survey of compensation data. The data showed that the annual base salaries paid to chief executive officers for companies with annual revenues of less than $30,000,000 ranged from $200,000 to $338,000, and eight out of the 24 companies surveyed paid a base salary of $300,000 to $338,000, and another 13 out of the 24 companies surveyed paid a base salary of $200,000 to $290,000. The Committee believes that Mr. Spurr’s base annual salary of $300,000, which is the same amount paid to Mr. Ryan while he served as CEO, is reasonable in light of the comparable data. There is no employment agreement in effect between Mr. Spurr and the Company.
          Mr. Spurr was (in 2005) and is (in 2006) eligible to receive annual variable compensation of up to $200,000, subject to the attainment of specified corporate objectives established by the

Board of Directors, as discussed below. The Committee believes that Mr. Spurr’s annual variable compensation opportunity of $200,000, which is the same annual variable compensation opportunity Mr. Ryan was eligible to receive as CEO, is reasonable, especially given that the amounts actually paid to Mr. Spurr was (in 2005) and will (in 2006) be based on the corporate objectives that were and are actually achieved.
          For calendar year 2005, the corporate objectives established by the Board for purposes of determining the variable compensation to be paid to Mr. Spurr and the Company’s other executive officers is noted below under “Other Executive Officer Compensation.” Mr. Spurr received variable compensation for 2005 of $106,048. This amount was 100% based on the Company’s actual performance in comparison to the corporate objectives established by the Board, as noted below, and represented approximately 53% of Mr. Spurr’s $200,000 potential variable compensation for 2005.
          Mr. Spurr holds the following options to acquire Company common stock shares:

Grant Date	No. Shares	Exercise Price	Number Vested (1)
02/24/04	650,000	10.80	472,726
11/17/04	350,000	6.00	145,834
03/23/05	350,000	3.78	87,498
03/02/06	350,000	4.00	—

(1)	As of February 28, 2006.
          The exercise price of all of the options granted to Mr. Spurr, as is the case with option grants to all Company employees, was at or above the market price of the Company’s common stock on the date of grant. Mr. Spurr’s options will automatically vest 100% in the event of a “change in control” of the Company or the occurrence of other specified events.
          The Committee believes the options held by Mr. Spurr provide a substantial incentive for Mr. Spurr to work to increase shareholder value. The option exercise prices of $3.78, $4.00, $6.00 and $10.80 are well above the current market price of the Company’s common stock. Thus, Mr. Spurr will not realize any economic benefit from these options unless the price of the Company’s common stock increases significantly.
    Other Executive Officer Compensation
          At December 31, 2005, the Company’s other executive officers were Bradley C. Almond, Vice President, Finance and Administration, Chief Financial Officer and Treasurer; Russell J. Morgan, Vice President, Client Services; David J. Robertson, Vice President, Engineering; and Ronald A. Woessner, Senior Vice President, General Counsel and Secretary. None of these executive officers received any increase in base salary compensation in 2005.
          For calendar year 2005, the corporate objectives established by the Board for purposes of determining the variable compensation to be paid to Mr. Spurr and the Company’s other executive officers related to the following parameters: secure messaging new first-year orders, number of new healthcare payors for our e-prescribing service, new doctors sponsored by healthcare payors, active prescribers, script volume, core product revenue growth, spending reduction and non-restricted cash balance as of December 31, 2005. The corporate objectives for 2006 that define the amount of variable compensation potentially payable to the executive officers and other members of management are comparable, but not identical, to the 2005 parameters.
          For Messrs. Almond and Woessner, the amount of variable compensation paid to each for 2005 was $26,512. Messrs. Morgan and Robertson each received variable compensation for 2005 in the amount of $39,768. The amounts paid to these executive officers were 100% based on the Company’s actual performance in comparison to the performance objectives established by the Board. The amounts paid represent approximately 53% of the potential variable compensation available to be earned by each of them.
    Internal Revenue Code §162(m) Compliance
          Compensation in excess of $1,000,000 per year realized by any of the Company’s five most highly compensated executive officers is not deductible by the Company for federal income tax purposes unless the compensation arrangement complies with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended.
          Mr. Ryan was granted options to acquire 1,000,000 shares of the Company’s common stock, with an exercise price of $5.24 per share, in November 2001 at the time of the inception of his employment with the Company. Furthermore, as noted above, Mr. Spurr holds options to acquire 650,000 shares of the Company’s common stock, with an exercise price of $10.80 per share, which were granted in February 2004 in connection with the inception of his employment. These options do not comply with the requirements of Section 162(m), which, among other things, would have required the Company to obtain shareholder approval of the option grants. Time was of the essence when the Company was discussing Messrs. Ryan and Spurr’s potential employment. Seeking shareholder approval of the option grants would have, in the Board’s opinion, imposed an unwarranted and harmful delay in completing the employment arrangements and the commencement of employment duties. These options may, during the year of exercise, result in Mr. Ryan or Mr. Spurr realizing compensation in excess of $1,000,000, depending on the number of options exercised and the price of the Company’s common stock at the time. The Company will not be entitled to deduct the compensation exceeding the $1,000,000 limit.
    Submitted by the Compensation Committee of the Board of Directors:
James S. Marston, Chairman
Antonio R. Sanchez III
Paul E. Schlosberg
March 13, 2006
     This Report will not be deemed to be incorporated by reference in any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this Report by reference.

STOCK PRICE PERFORMANCE GRAPH
     The following graph compares the cumulative total return of an investment in our common stock over the five-year period ended December 31, 2005, as compared with the cumulative total return of an investment in (i) the Center for Research in Securities Prices (“CRSP”) Total Return Index for Nasdaq Stock Market (U.S. companies) and (ii) the CRSP Total Return Index for Nasdaq Computer and Data Processing Stocks. The comparison assumes $100 was invested on December 31, 2000 in our common stock and in each of the two indices and assumes reinvestment of dividends, if any. A listing of the companies comprising each of the CRSP- NASDAQ indices used in the following graph is available, without charge, upon written request.
     The stock price performance depicted on the graph below is not necessarily indicative of future stock price performance. The graph will not be deemed incorporated by reference in any filing by us under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate the graph by reference.
Comparison of Five-Year Cumulative Return
Among Zix Corporation,
CRSP-NASDAQ Stock Market (U.S.) and
CRSP-NASDAQ Computer and Data Processing Stocks
Legend Symbol * CRSP Total Returns Index for: Zix Corporation Nasdaq Stock Market (US Companies) Nasdaq Computer and Data Processing Stocks SIC 7370-7379 US & Foreign 12B000 12B001 12B002 12/2003 12/2004 12/2005 100.0 57.8 50.4 99.3 58.9 21.8 100.0 79.3 54.8 82.0 892 911 100.0 80.5 55.5 732 80.6 83.3 Notes: A. The lines represent monthly index levels derived from compounded daily returns that include all dividends. B. The indexes are reweighted daily, using the market capitalization on the previous trading day. C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used. D. The index level for all series was set to $100.0 on 12/29/2000.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
     The Audit Committee is comprised of three non-employee directors. The Company believes that each member of the Audit Committee is an “independent director,” as defined in the Marketplace Rules of The Nasdaq Stock Market. The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors, pursuant to its charter adopted by the Board of Directors. The Audit Committee held eight meetings in 2005.
     Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management for inclusion in the 2005 Annual Report on Form 10-K, (a) the audited financial statements of the Company, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements and (b) management’s report on internal control over financial reporting.
     Deloitte & Touche LLP, the Company’s independent auditors, is responsible for performing an independent audit of (a) the Company’s consolidated financial statements and (b) management’s assessment of the Company’s internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for expressing an opinion on (i) the conformity of those audited financial statements with generally accepted accounting principles and (ii) the effectiveness of the Company’s internal control over financial reporting based on the criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee reviewed with the independent auditors their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90 (Communications with Audit Committees). In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1, and considered the compatibility of non-audit services with the auditors’ independence.
     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements of the Company and management’s report on internal control over financial reporting be included in the Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission.
  Robert C. Hausmann, Chair
  James S. Marston
  Paul E. Schlosberg
March 13, 2006
     This Report will not be deemed to be incorporated by reference in any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this Report by reference.

OTHER MATTERS
     The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy card and voting instructions to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy card.
WHERE YOU CAN FIND MORE INFORMATION
     You may read and copy any reports, statements or other information that the Company files with the SEC directly from the SEC. You may either:
•	read and copy any materials we have filed with the SEC at the SEC’s Public Reference Room maintained at 100 F Street, N.E., Washington, D.C. 20549; or

•	visit the SEC’s Internet site at www.sec.gov, which contains reports, proxy and information statements, and other information regarding us and other issuers that file electronically with the SEC.
     You may obtain more information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.
     You should rely only on the information contained (or incorporated by reference) in this Proxy Statement. We have not authorized anyone to provide you with information that is different from what is contained in this Proxy Statement. This Proxy Statement is dated March   , 2006. You should not assume that the information contained in this Proxy Statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this Proxy Statement).
     Our 2005 Annual Report to shareholders, including our Annual Report on Form 10-K for the year ended December 31, 2005 (excluding exhibits), will be mailed together with this Proxy Statement. The Annual Report does not constitute any part of the proxy solicitation material.

     PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES. WE WOULD APPRECIATE THE PROMPT RETURN OF YOUR PROXY CARD, AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.
By Order of the Board of Directors,

RONALD A. WOESSNER
Senior Vice President, General Counsel and Secretary
Dallas, Texas
March  , 2006

APPENDIX A
ZIX CORPORATION 2006 DIRECTORS’ STOCK OPTION PLAN
Section 1. Purpose
     The purpose of the Zix Corporation 2006 Directors’ Stock Option Plan (hereinafter called the “Plan”) is to advance the interests of Zix Corporation, a Texas corporation (hereinafter called the “Company”), by strengthening the ability of the Company to attract, on its behalf, and retain Non-Employee Directors (as defined below) of high caliber through encouraging a sense of proprietorship by means of stock ownership.
Section 2. Definitions
     “Board” shall mean the Board of Directors of the Company.
     “Code” shall mean the Internal Revenue Code of 1986, as amended from time-to-time.
     “Committee” shall mean the entire Board of Directors, or if the administration of the Plan has been delegated to a committee of the Board, a committee selected by the Board and comprised of at least two directors. To the extent necessary to comply with applicable rules and regulations, the Committee shall consist of two or more independent directors.
     “Common Stock” shall mean the Common Stock of the Company, par value $.01 per share.
     “Date of Grant” shall mean the date on which an Option is granted under the Plan.
     “Designated Beneficiary” shall mean the beneficiary designated by the Optionee, in a manner determined by the Committee, to receive amounts due the Optionee in the event of the Optionee’s death. In the absence of an effective designation by the Optionee, Designated Beneficiary shall mean the Optionee’s estate.
     “Fair Market Value” shall mean the closing sales price (or average of the quoted closing bid and asked prices if there is no closing sales price reported) of the Common Stock on the date specified as reported by the Nasdaq Stock Market, or by the principal national stock exchange on which the Common Stock is then listed. If there is no reported price information for such date, the Fair Market Value will be determined by the reported price information for Common Stock on the day nearest preceding such date.
     “Non-Employee Director” shall mean a member of the Board who is not an employee of the Company or a subsidiary.
     “Option” shall mean a nonqualified option to purchase shares of the Company’s Common Stock.
     “Optionee” shall mean the person to whom an Option is granted under the Plan or who has obtained the right to exercise an Option in accordance with the provisions of the Plan.

Section 3. Administration
     The Plan shall be administered by the Committee. The Committee shall have sole and complete authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time-to-time deem advisable, and to construe, interpret and administer the terms and provisions of the Plan and the agreements thereunder. The determinations and interpretations made by the Committee are final and conclusive and binding on all persons.
Section 4. Eligibility
     All Non-Employee Directors shall be eligible to receive awards of Options under the Plan.
Section 5. Maximum Amount Available for Awards
     Subject to the provisions of Section 9, the maximum number of shares of Common Stock in respect of which Options may be granted under the Plan shall be 750,000 shares of Common Stock. Shares of Common Stock may be made available from authorized but unissued shares of the Company or from shares reacquired by the Company, including shares purchased in the open market. In the event that an Option is terminated unexercised as to any shares of Common Stock covered thereby, such shares shall thereafter be again available for award pursuant to the Plan.
Section 6. Stock Options
     (a) During the term of the Plan, on the day that any Non-Employee Director is first appointed or elected to the Board, such director shall be granted nonqualified Options to purchase 25,000 shares of Common Stock. The Options shall vest quarterly and pro-rata over one year from the date of grant. Also, on the first business day in January of each year during the term of the Plan, each Non-Employee Director that has served on the Board for at least six months as of the grant date shall be granted nonqualified Options to purchase a number of shares of Common Stock equal to the greater of (i) one-half of one percent of the number of the Company’s outstanding Common Stock shares (measured as of the immediately preceding December 31) or (ii) 200,000 shares of Common Stock, divided by the greater of (A) five or (B) the number of Non-Employee Directors that have served on the Board for at least six months as of the Date of Grant; provided that, the number of shares of Common Stock covered by any such January option grant shall not exceed 40,000 shares; and provided further that, this 40,000 share limitation is exclusive of the option grants noted in Section 6(b) below. The Options shall vest quarterly and pro-rata over three years from the grant date. The exercise price of the 25,000 share option grants and of the January share option grants shall be 100% of the Fair Market Value of the Common Stock on the Date of Grant. The Options may not be exercised after the tenth anniversary of the Date of Grant.
     (b) The following grants to each Non-Employee Director that served on the Board for at least six months as of January 1, 2006, are hereby made:
•	A grant covering 38,838 shares, at an exercise price of $1.93 per share.

•	The Options granted pursuant to this Section 6(b) shall vest as follows: 1/12 of the shares of Common Stock subject to each Option grant (i.e., 3,327 shares) shall vest on the date the Plan is approved by the Company’s shareholders, and the balance of the shares of Common Stock subject to each such Option grant shall vest quarterly and pro-rata in 11 equal tranches, with the first such option tranche vesting on July 3, 2006 and the last such option tranche vesting on January 3, 2009.
     (c) Each Option hereunder shall be evidenced in writing, delivered to the Optionee, and shall be exercisable at such times and subject to such terms and conditions as specified in the applicable grant and agreement.
     (d) The Committee may impose such conditions with respect to the exercise of Options (that are consistent with the foregoing principles), including without limitation, any relating to the application of federal or state securities laws and any relating to the exercisability of the Option following separation from service on the Board, as it may deem necessary or advisable. For a director that separates from service in good standing and that has served on the Company’s Board of Directors at least five years as of the date of the separation from service, any options granted to such director, whether under the Plan or any predecessor plan providing for option grants to the Company’s Board, and that are vested as of the separation from service date, may be exercised through the last business day of December of the calendar year in which the one year anniversary of the director’s separation from service occurs.
     (e) No shares shall be delivered pursuant to any exercise of an Option until cash payment in full of the option price therefor is received by the Company. If the shares to be purchased are covered by an effective registration statement under the Securities Act of 1933, any Option may be exercised by a broker-dealer acting on behalf of an Optionee if (i) the broker-dealer has received from the Optionee instructions signed by the Optionee requesting the Company to deliver the shares of Common Stock subject to such Option to the broker-dealer on behalf of the Optionee and specifying the account into which such shares should be deposited, (ii) adequate provision has been made with respect to the payment of any withholding taxes due upon such exercise, and (iii) the broker-dealer and the Optionee have otherwise complied with Section 220.3(e)(4) of Regulation T, 12 CFR Part 220, or any successor provision. The Company shall have the right to deduct from all amounts paid to an Optionee in cash (whether under the Plan or otherwise) any taxes the Company withholds in respect of Options under the Plan.
     (f) The Company shall not be required to issue any fractional shares upon the exercise of any Options granted under the Plan. No Optionee or such Optionee’s legal representatives, legatees or distributees, as the case may be, will be, or will be deemed to be, a holder of any shares subject to an Option unless and until said Option has been exercised and the purchase price of the shares in respect of which the Option has been exercised has been paid. Unless otherwise provided in the agreement applicable thereto, an Option shall not be exercisable except by the Optionee or by a person who has obtained the Optionee’s rights under the Option by will or under the laws of descent and distribution or pursuant to a “qualified domestic relations order” as defined in the Code, and no right or interest of any Optionee shall be subject to any lien, obligation or liability of the Optionee.
Section 7. Plan Amendments
     The Board may amend, abandon, suspend or terminate the Plan or any portion thereof at any time in such respects as it may deem advisable in its sole discretion, provided that no amendment shall be made without stockholder approval if such amendment is material or if stockholder approval is necessary to comply with any tax or regulatory requirement.
Section 8. Restrictions on Issuance of Options and Option Shares
     The Company shall not be obligated to issue any shares upon the exercise of any Option granted under the Plan unless: (a) the shares pertaining to such Option have been registered under applicable securities laws or are exempt from such registration; (b) if required, the prior approval of such sale or issuance has been obtained from any state regulatory body having jurisdiction; and (c) in the event the Common Stock has been listed on any exchange, the shares pertaining to such Option have been duly listed on such exchange in accordance with the procedure specified therefor. The Company shall be under no obligation to effect or obtain any listing, registration, qualification, consent or approval with respect to shares pertaining to any Option granted under the Plan. If the shares to be issued upon the exercise of any Option granted under the Plan are intended to be issued by the Company in reliance upon the exemptions from the registration requirements of applicable federal and state securities laws, the recipient of the Option, if so requested by the Company, shall furnish to the Company such evidence and representations, including an opinion of counsel satisfactory to it as the Company may reasonably request.
     The Company shall not be liable for damages due to a delay in the delivery or issuance of any stock certificates for any reason whatsoever, including, but not limited to, a delay caused by listing, registration or qualification of the shares of Common Stock pertaining to any Option granted under the Plan upon any securities exchange or under any federal or state law or the effecting or obtaining of any consent or approval of any governmental body.
     The Committee may impose such other restrictions on the ownership and transfer of shares issued pursuant to the Plan as it deems desirable; any such restrictions shall be set forth in the agreement applicable thereto.
Section 9. Adjustment to Shares
     In the event that the Committee shall determine that any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below Fair Market Value or other similar corporate event affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under the Plan, then the Committee shall adjust appropriately any or all of (a) the number and kind of shares that thereafter may be optioned under the Plan, (b) the number and kind of shares subject of Options and (c) the exercise price with respect to any of the foregoing and/or, if deemed appropriate, make provision for cash payment to an Optionee or a person who has an outstanding Option; provided, however, that the number of shares subject to any Option shall always be a whole number.
Section 10. Effective Date; Term
     The Plan, including the option grants provided for in Section 6(b), shall be subject to the approval of the Company’s shareholders, and shall be null and void if not approved by the Company’s shareholders. No Options may be granted under the Plan after the tenth year anniversary of the Adoption Date as specified below.

Section 11. General Provisions
     (a) Neither the Plan nor any Option granted hereunder is intended to confer upon any Optionee any rights with respect to continuance of the utilization of his or her services by the Company, nor to interfere in any way with his or her right or that of the Company to terminate his or her services at any time (subject to the terms of any applicable contract, law, regulation, and the articles and bylaws of the Company).
     (b) No Optionee or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed under the Plan until he or she has become the holder thereof.
     (c) The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of Texas (without giving effect to its conflicts of laws rules) and, to the extent applicable, federal law.
     IN WITNESS WHEREOF, the Company has caused this Plan to be adopted and executed on its behalf as of the 9th day of March 2006 (the “Adoption Date’).

Zix Corporation

By:

Title:

Date:

APPENDIX B
ZIX CORPORATION 2005 STOCK COMPENSATION PLAN
(Amended and Restated as of ________, 2006)
Section 1. Purpose
     The purpose of the Zix Corporation 2005 Stock Compensation Plan (the “Plan”) is to enable Zix Corporation (the “Company”) to (i) attract and retain personnel of high caliber by offering stock-based compensation incentives and (ii) provide employees who receive awards under the Plan a sense of proprietorship through stock ownership, thus closely aligning their interests with those of shareholders. The Plan will provide the flexibility to allow the Company to use the Company’s common stock to (i) pay salaries, bonuses, commission compensation, and severance payments payable to Participants (defined below) in the Plan and (ii) to grant restricted stock awards under the Plan.
Section 2. Definitions
     “Award” shall mean any Stock Grant or Restricted Stock Award, whether grated singly, in combination or in tandem, granted to a Participant pursuant to any applicable terms, conditions and limitations as the Committee may establish in order to fulfill the objectives of this Plan.
     “Award Agreement” shall mean a written agreement between the Company and a Participant that sets forth the terms, conditions and limitations applicable to an Award.
     “Board of Directors” shall mean the Board of Directors of the Company.
     “Code” shall mean the Internal Revenue Code of 1986, as amended from time-to-time.
     “Committee” shall mean a committee of the Board of Directors comprised of at least two directors or the entire Board of Directors, as the case may be. Members of the Committee shall be selected by the Board of Directors. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the Plan shall be administered by a Committee of two or more Non-employee Directors. To the extent desirable to qualify Stock Grants or Restricted Stock Awards, as hereinafter defined, granted hereunder as “performance based compensation” within the meaning of § 162(m) of the Code, the Plan shall be administered by a Committee of two or more “outside directors” within the meaning of § 162(m) of the Code.
     “Common Stock” shall mean the common stock of the Company, par value $.01 per share.
     “Effective Date” shall mean May 25, 2005, subject to Section 7(c).
     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
     “Fair Market Value” shall mean the closing sale price (or average of the quoted closing bid and asked prices if there is no closing sale price reported) of shares of Common Stock on the date specified as reported by the Nasdaq National Market, or by the principal national stock exchange on which the shares of Common Stock are then listed. If there is no reported price information for such date, the Fair Market Value will be determined by the reported price information for shares of Common Stock on the day nearest preceding such date.

     “Non-employee Director” shall have the meaning given such term in Rule 16b-3(b)(3).
     “Objectively Determinable Performance Condition” shall mean a performance condition (i) that is established (A) at the time an Award is granted or (B) no later than the earlier of (1) 90 days after the beginning of the period of service to which it relates, or (2) before the elapse of 25% of the period of service to which it relates, (ii) that is uncertain of achievement at the time it is established, and (iii) the achievement of which is determinable by a third party with knowledge of the relevant facts.
     “Participant” shall mean the person to whom a Stock Grant or a Restricted Stock Award is made under the Plan.
     “Restricted Stock” shall mean shares of Common Stock that are restricted or subject to forfeiture provisions.
     “Stock Grant” shall mean grants of shares of Common Stock under the Plan.
     “Subsidiary” shall mean any now existing or hereafter organized or acquired corporation or other entity of which fifty percent (50%) or more of the issued and outstanding voting stock or other economic interest is owned or controlled directly or indirectly by the Company or through one or more Subsidiaries of the Company.
     “Withheld Amounts” means all medical premiums, insurance premiums, 401(k) contributions, taxes, and other amounts that but for the Participant participating in the Plan would customarily be deducted from the cash salary, bonus, severance or commission compensation payable to the Participant.
Section 3. Administration
     The Plan shall be administered by the Committee. The Committee shall have sole and complete authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time-to-time deem advisable, and to construe, interpret and administer the terms and provisions of the Plan and the agreements thereunder. The Committee may, in its discretion, modify or amend any Award. The determinations and interpretations made by the Committee are final and conclusive.
Section 4. Eligibility
     All employees (including officers) and former employees of the Company or any Subsidiary and non-employee consultants and advisors to the Company or any Subsidiary that may be designated from time-to-time by the Committee are eligible to participate in the Plan. However, participation in the Plan is voluntary and only those persons who agree to participate in the Plan will actually participate.
Section 5. Maximum Amount Available for Stock Grants
     The maximum number of shares of Common Stock in respect of which Stock Grants and Restricted Stock Awards may be made under the Plan shall be a total of 1,000,000 shares of Common Stock. Shares of Common Stock may be made available from the authorized but unissued shares of the Company or from shares reacquired by the Company, including shares purchased in the open market. In the event that our shares of Common Stock are changed by a stock dividend, split or combination of shares, or other similar change in our capitalization, a proportionate or equitable adjustment will be made in the number or kind of shares available for grant.
Section 6. Stock Grants and Restricted Stock Awards
Stock Payments in Lieu of Cash Compensation
          Subject to the provisions of the Plan and subject to compliance with applicable securities and other laws, on the day that a salary, bonus, commission compensation or severance payment is to be paid to the Participant, the Committee, in its discretion, may grant to the Participant a number of shares of Common Stock having a Fair Market Value, measured as of the business day immediately preceding the day of the grant of the Common Stock, equal to 100% of the salary, bonus, commission compensation or severance payment payable to the Participant for the relevant period or situation. The Committee may also, in its discretion, determine to grant an additional number of shares of Common Stock to mitigate the market risk Plan Participants will be subject to and to cover brokerage commissions and other incidental expenses that Plan Participants might incur in connection with the sale of the Stock Grant shares. The Company shall not be required to issue any fractional shares. Stock Grants under the Plan will be rounded up to the nearest whole number.
          The Committee, in its discretion, may establish such terms and conditions with respect to any Stock Grant as it deems appropriate as set forth in Section 7(a).
          The Company will deposit the Stock Grant shares in a brokerage account in the name of the Participant. The Participant will control the decision of whether or not to sell the shares and the timing of such sales. The Participant will promptly pay to the Company or a Subsidiary, as applicable, all Withheld Amounts.
Restricted Stock Awards
          The Committee may grant Restricted Stock awards under the Plan in the form of a grant of shares of Restricted Stock for which the only consideration furnished by the Participant is services to the Company (collectively, “Restricted Stock Awards”). In addition to the terms and conditions of an Award pursuant to Section 7(a), the Committee may establish in connection with the grant of shares of Restricted Stock pursuant to a Restricted Stock Award, such terms and conditions on the shares of Restricted Stock as it deems appropriate, including (i) vesting conditions based on service or performance criteria, (ii) restrictions on transferability, (iii) forfeiture provisions, (iv) voting rights and rights to receive dividends, and (v) vesting upon the dissolution or liquidation of the Company or upon the sale of substantially all of the assets, merger or other consolidation of the Company. Any such terms and conditions on shares of Restricted Stock shall be set forth in the Award Agreement.
          Any Restricted Stock Award that is intended as “qualified performance-based compensation” within the meaning of §162(m) of the Code must vest or become exercisable contingent on the achievement of one of more Objectively Determinable Performance Conditions. The Committee shall have the discretion to determine the time and manner of compliance with §162(m) of the Code. Subject to appropriate adjustment in the event of any change in the capital structure of the Company, no employee may be granted in any fiscal year of the Company Restricted Stock Awards representing more than 200,000 shares of Common Stock on which the restrictions are based on Objectively Determinable Performance Conditions.

Section 7. General Provisions
     (a) Each Award granted hereunder shall be described in an Award Agreement, which shall be subject to the terms and conditions of this Plan and shall be signed by the Participant and by an appropriate officer for and on behalf of the Company. The Committee may establish in connection with the grant of an Award pursuant to the an Award Agreement, such terms and conditions as it deems appropriate, including (i) vesting conditions based on service or performance criteria, (ii) restrictions on transferability, (iii) forfeiture provisions, (iv) voting rights and rights to receive dividends, and (v) vesting upon the dissolution or liquidation of the Company or upon the sale of substantially all of the assets, merger or other consolidation of the Company. If so provided in an Award Agreement, shares of Common Stock and/or Restricted Stock, as applicable, acquired pursuant to an Award may be subject to repurchase by the Company or an affiliate if not vested in accordance with the Award Agreement.
     (b) The Company and its Subsidiaries expressly reserve the right at any time to terminate the employment of any Participant free from any liability, or any claim under the Plan. Neither the Plan, any Stock Grant nor any Restricted Stock Award is intended to confer upon any Participant any rights with respect to continuance of employment or other utilization of his or her services by the Company or by a Subsidiary, nor to interfere in any way with his or her right or that of his or her employer to terminate his or her employment or other services at any time (subject to the terms of any applicable contract).
     (c) The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of Texas (without giving effect to its conflicts of laws rules) and, to the extent applicable, federal law.
     (d) The adoption of the Plan was authorized on March 1, 2005 by the Board of Directors and shall be effective as of the Effective Date, subject to the approval of the Plan by the shareholders of the Company. Unless earlier terminated by the Board of Directors, the Plan shall terminate as of the tenth anniversary of the Effective Date and no further Stock Grants or Restricted Stock Awards shall be made after such date. Termination of the Plan shall not affect Stock Grants or Restricted Stock Awards made prior to the termination date.
     (e) The Company shall not be liable for damages due to a delay in the delivery or issuance of any stock for any reason whatsoever, including, but not limited to, a delay caused by listing, registration or qualification of the shares of Common Stock pertaining to any Stock Grant or any Restricted Stock Award upon any securities exchange or under any federal or state law or the effecting or obtaining of any consent or approval of any governmental body.
     (f) The Board of Directors may amend, abandon, suspend or terminate the Plan or any portion thereof at any time in such respects as it may deem advisable in its sole discretion, provided that no amendment shall be made without stockholder approval (including an increase in the maximum number of shares of Common Stock in respect of which Stock Grants and Restricted Stock Awards may be made under the Plan) if such stockholder approval is necessary to comply with any tax or regulatory requirement or self regulatory organization rules (e.g., NYSE, NASD), including for these purposes any approval requirement that is a prerequisite for exemptive relief under Section 16(b) of the Exchange Act.

     AMENDED AND RESTATED as of ___, 2006.

Zix Corporation

By:

Title:

Date:

Proxy — Zix Corporation
PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
SOLICITED BY THE BOARD OF DIRECTORS
AT THE CITYPLACE CONFERENCE CENTER, HOUSTON ROOM
2711 NORTH HASKELL AVENUE, DALLAS, TEXAS 75204
10:00 a.m. (Registration at 9:30 a.m.), Central Time, Thursday, April 27, 2006
The undersigned shareholder of Zix Corporation hereby appoints Richard D. Spurr and Bradley C. Almond, or either of them, as proxies, each with full power of substitution, to vote the shares of the undersigned at the above-stated annual meeting and at any adjournment(s), continuation(s) or postponement(s) thereof.
THIS PROXY IS SOLICITED ON BEHALF OF OUR BOARD OF DIRECTORS AND, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSALS. THE PROXY HOLDERS WILL USE THEIR DISCRETION WITH RESPECT TO ANY OTHER MATTER THAT PROPERLY COMES BEFORE THE MEETING OR ANY ADJOURNMENT, CONTINUATION OR POSTPONEMENT THEREOF. THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED.
PLEASE VOTE, SIGN AND DATE ON THE REVERSE SIDE OF THIS PROXY CARD
AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
(Continued and to be signed and dated on reverse side.)

Zix Corporation
Use a black pen. Please mark votes as in this example: ☑
Annual Meeting Proxy Card
1.	Proposal One: Election of Directors

The Board of Directors recommends a vote FOR the election of the nominees listed below:

	For	Withhold
01 — Robert C. Hausmann	☐	☐
02 — Charles N. Kahn III	☐	☐
03 — James S. Marston	☐	☐
04 — Antonio R. Sanchez III	☐	☐
05 — Paul E. Schlosberg	☐	☐
06 — Richard D. Spurr	☐	☐
07 — Dr. Ben G. Streetman	☐	☐
2.	Proposal Two: Adoption of Proposed Zix Corporation 2006 Directors’ Stock Option Plan.

The Board of Directors recommends a vote FOR adoption.

For	Against	Abstain
☐	☐	☐
3.	Proposal Three: Adoption of Proposed Amendment to Zix Corporation 2005 Stock Compensation Plan.

The Board of Directors recommends a vote FOR adoption.

For	Against	Abstain
☐	☐	☐
4.	Proposal Four: Approval of Issuance of Securities in Excess of Share Cap

The Board of Directors recommends a vote FOR the following proposal:

	For	Against	Abstain
To approve the issuance of shares of Zix	☐	☐	☐
Corporation common stock in excess of the share
cap in connection with the convertible notes
transaction originally entered into in November 2004.
Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.
NOTE: This proxy will be voted in the discretion of the proxy holders on any other business that properly comes before the meeting or any adjournment, continuation of postponement thereof, hereby revoking any proxy or proxies given by the undersigned prior to the date hereof. By executing this proxy, you acknowledge receipt of Zix Corporation’s Notice of 2006 Annual Meeting of Shareholders and Proxy Statement and revoke any proxy or proxies given by you prior to the date hereof.
Please sign EXACTLY as your name(s) appear(s) on this proxy card. Joint owners must EACH sign personally. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please give your FULL title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature 1	Signature 2	Date (dd/mm/yyyy)
		/	/

Proxy — Zix Corporation
PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
SOLICITED BY THE BOARD OF DIRECTORS
AT THE CITYPLACE CONFERENCE CENTER, HOUSTON ROOM
2711 NORTH HASKELL AVENUE, DALLAS, TEXAS 75204
10:00 a.m. (Registration at 9:30 a.m.), Central Time, Thursday, April 27, 2006
The undersigned shareholder of Zix Corporation hereby appoints Richard D. Spurr and Bradley C. Almond, or either of them, as proxies, each with full power of substitution, to vote the shares of the undersigned at the above-stated annual meeting and at any adjournment(s), continuation(s) or postponement(s) thereof.
THIS PROXY IS SOLICITED ON BEHALF OF OUR BOARD OF DIRECTORS AND, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSALS. THE PROXY HOLDERS WILL USE THEIR DISCRETION WITH RESPECT TO ANY OTHER MATTER THAT PROPERLY COMES BEFORE THE MEETING OR ANY ADJOURNMENT, CONTINUATION OR POSTPONEMENT THEREOF. THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED.
PLEASE VOTE, SIGN AND DATE ON THE REVERSE SIDE OF THIS PROXY CARD
AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
(Continued and to be signed and dated on reverse side.)

Zix Corporation
Use a black pen. Please mark votes as in this example: /X/

Annual Meeting Proxy Card (Excluding Proposal Four)

1.	Proposal One: Election of Directors

The Board of Directors recommends a vote FOR the election of the nominees listed below:

	For	Withhold

01 — Robert C. Hausmann	☐	☐
02 — Charles N. Kahn III	☐	☐
03 — James S. Marston	☐	☐
04 — Antonio R. Sanchez III	☐	☐
05 — Paul E. Schlosberg	☐	☐
06 — Richard D. Spurr	☐	☐
07 — Dr. Ben G. Streetman	☐	☐
2.	Proposal Two: Adoption of Proposed Zix Corporation 2006 Directors’ Stock Option Plan.

The Board of Directors recommends a vote FOR adoption.

For	Against	Abstain
☐	☐	☐
3.	Proposal Three: Adoption of Proposed Amendment to Zix Corporation 2005 Stock Compensation Plan.

The Board of Directors recommends a vote FOR adoption.

For	Against	Abstain
☐	☐	☐
4.	Proposal Four: Approval of Issuance of Securities in Excess of Share Cap

Not applicable to shares covered by this proxy.
Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.
NOTE: This proxy will be voted in the discretion of the proxy holders on any other business that properly comes before the meeting or any adjournment, continuation of postponement thereof, hereby revoking any proxy or proxies given by the undersigned prior to the date hereof. By executing this proxy, you acknowledge receipt of Zix Corporation’s Notice of 2006 Annual Meeting of Shareholders and Proxy Statement and revoke any proxy or proxies given by you prior to the date hereof.
Please sign EXACTLY as your name(s) appear(s) on this proxy card. Joint owners must EACH sign personally. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please give your FULL title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature 1	Signature 2	Date (dd/mm/yyyy)
		/	/